SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       Commission File No. _______________

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          The KingThomason Group, Inc.
                 (Name of small business issuer in its charter)

  Nevada                           6411                           73-1602395
-------------           ----------------------------            -------------
(State of               (Primary Standard Industrial            (IRS Employer
incorporation)           Classification Code Number)             I.D. Number)

                      1601 Northwest Expressway, Suite 1910
                             Oklahoma City, OK 73118
                                  405-840-1581
                                  ------------
             (Address and telephone number of registrant's principal
               executive offices and principal place of business)

              John E. Adams, 1601 Northwest Expressway, Suite 1910
              Oklahoma City, Oklahoma 73118 telephone: 405-840-1581
             -------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                          Copies to:
Thomas J. Kenan, Esq.                         T.E. King III
201 Robert S. Kerr Avenue                     KingThomason, Inc.
Suite 100                                     3180 Crow Canyon Place, Ste. 2205
Oklahoma City, OK 73102                       San Ramon, CA  94583

        Approximate date of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         Calculation of Registration Fee

   Title of                              Proposed     Proposed
  each class                             maximum      maximum
 of securities       Dollar amount      offering     aggregate       Amount of
    to be               to be            price       offering      registration
  registered          registered        per unit      price            fee
---------------      -------------      ---------    ---------     ------------
  Common Stock         $1,213            $0.001      $1,213        $0.30(1)



(1) The 1,312,500 shares being registered are owned by SuperCorp Inc., the controlling stockholder of the Registrant, and are to be distributed by SuperCorp Inc. to its stockholders as a stock dividend. The registration fee is based upon the book value of the Registrant as of December 31, 2000. Reg.
        230.457(a).

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.

                                   PROSPECTUS

                          THE KINGTHOMASON GROUP, INC.

                        1,312,500 Shares of Common Stock
                To be Distributed to SuperCorp, Inc. Stockholders



The Offering: A "spinoff" distribution SuperCorp organized us for the purpose stockholders of SuperCorp, Inc. Value: merging KingThomason, Inc. of San $0.001 a share when spunoff and prior Ramon, California into us. Our merger to any merger with KingThomason, Inc. with it depends upon a majority vote by  its  stockholders.  Such  vote will
                                         be taken after the spinoff distribution
                                         of these 1,312,500 shares.  The outcome
                                         of the vote is uncertain.

                            -------------------------

                 Our common stock does not trade on any national
                 exchange, the Nasdaq Stock Market, or any stock
                                     market.
                            -------------------------




You should purchase shares in the         Neither  the Securities  and  Exchange
trading market only if you can            Commission  nor  any state  securities
afford a complete loss.  See              commission has approved or disapproved
"Risk Factors" on page 1.                 these securities or determined if this
                                          offering  memorandum  is  truthful  or
                                          complete.  Any  representation  to the
                                          contrary is a criminal offense.




                          The KingThomason Group, Inc.
                      1601 Northwest Expressway, Suite 1910
                             Oklahoma City, OK 73118
                             Telephone 405-840-1581
                                 June ___, 2001

                                TABLE OF CONTENTS

                                                                           Page

Summary Information...................................................       1

Risk Factors          ................................................       1
         1.    Should KingThomason operate at a loss, any
                      perceived benefits of being a public company
                      may never materialize...........................       1
         2.    Even if the merger occurs, a public market for
                      The Group's common stock may not develop,  or,
                      if it does develop, may be volatile
                      or limited .....................................       2
         3.    Post-merger operations may require additional
                      funds that we do not have ......................       2
         4.    Our success depends on our ability to retain
                      T.E. King III and other key personnel ..........       2
         5.    Should a change in management seem necessary,
                      it will be difficult for the non-management
                      stockholders to do this ........................       2
         6.    Some of KingThomason's products are in the
                      development stage ..............................       2

SuperCorp - The Distributing Stockholder..............................       3
        SuperCorp May be Deemed to be an Underwriter..................       3
               SuperCorp's Exposure as a Control Person...............       4

Earlier SuperCorp Spinoff-Merger Transactions ........................       4

Terms of the Transaction..............................................       7
        Terms of the Merger...........................................       7
        Reasons for the Merger and Spinoff............................       8
        Accounting Treatment of Proposed Merger.......................       8
        Degree of Management Control of Vote on Merger................       8
        Dissenters' Rights of Appraisal...............................       9
        Compliance with Governmental Regulations......................       9
        Agreement and Plan of Merger..................................       9

Transactions with Insiders............................................       9
        Services Rendered by Insiders.................................      10

Plan of Distribution..................................................      11
        The Escrow Agreement..........................................      11
               Should the Merger Occur................................      11
               Should the Merger Not Occur............................      11
               Probable Acquisition Post-Effective Amendment
                  Requirement ........................................      12
               Terms of the Offering .................................      12
               Conditions for Release of Deposited
                  Securities and Funds ...............................      13
               Prospectus Supplement .................................      13
               Financial Statements Requirement ......................      13

        Expenses of the Spinoff and Merger ...........................      14

Description of Securities.............................................      14
        Common Stock..................................................      14
               Voting Rights..........................................      14
               Dividend Rights........................................      14
               Liquidation Rights.....................................      14
               Preemptive Rights......................................      14
               Registrar and Transfer Agent...........................      14
               Dissenters' Rights.....................................      14
        Preferred Stock...............................................      15

Federal Income Tax Consequences.......................................      15
        The Merger....................................................      15
        The Spinoff...................................................      15
        Stockholders of SuperCorp.....................................      15

Other Financial Considerations........................................      16
        Pro Forma Information and Dilution............................      16
        Material Contacts Among the Companies.........................      19

Penny Stock Regulations ..............................................      19

Information About The Group...........................................      21
        Description of Business and Properties........................      21
        Legal Proceedings.............................................      22
        Market for The Group's Common Stock
               and Related Stockholder Matters........................      22
        Rule 144 and Rule 145 Restrictions on Trading.................      22
               Dividends..............................................      23
        Registration Statement .......................................      23
        Reports to Stockholders ......................................      24
        Stock Certificates ...........................................      24
        Financial Statements..........................................      24

Information About KingThomason........................................      24
        Overview      ................................................      24
        Management's Discussion and Analysis of Financial
               Condition and Results of Operations....................      25
               Results of Operations..................................      25
               Sales..................................................      25
               Operating Expenses ....................................      25
               Net Income Before Taxes................................      25
               Balance Sheet Items....................................      25
               Liquidity and Capital Resources .......................      25

Description of KingThomason's Business................................      26
        Business Development .........................................      26
        Description of Business ......................................      28
        KingThomason's Proprietary Products ..........................      28
        Other Insurance and Financial Services and Products ..........      30
        Products and Services with Planned Implementation ............      30
        Competition ..................................................      31

        Distribution Methods .........................................      31
        Dependence on Major Customers and Suppliers...................      31
        Patents, Copyrights and Licenses..............................      31
        Government Approval of Principal Products ....................      32
        Government Regulations .......................................      32
        Research and Development......................................      32
        Environmental Law.............................................      32
        Employees ....................................................      32
        Principal Plants and Property.................................      32
        Seasonality...................................................      33
        Legal Proceedings.............................................      33
        Market for KingThomason's Capital Stock
               and Related Stockholder Matters........................      33
        Financial Statements..........................................      33

Management Information................................................      34
        Security Ownership of Certain Beneficial Owners and
               Management.............................................      34
        Directors, Executive Officers and Significant
               Employees..............................................      37
        The Group     ................................................      37
        KingThomason..................................................      37
        Directors of KingThomason.....................................      39
        Senior Executives of KingThomason.............................      39
        The Group     ................................................      40
               John E. Adams..........................................      41

Remuneration of Directors and Officers................................      44
        The Group     ................................................      44
        KingThomason..................................................      44
        Employment Contracts .........................................      45
        Stock Options.................................................      45

Certain Relationships and Related Transactions........................      45
        The Group's Transactions with Insiders and
           Promoters..................................................      45
        KingThomason's Transactions with
               Management ............................................      45

Interests of Named Experts and Counsel................................      45

Indemnification.......................................................      46

Financial Statements Index............................................      47

Appendix A - Agreement of Merger......................................     A-1

                               SUMMARY INFORMATION

        This is SuperCorp Inc.'s fifth "spinoff" distribution to its stockholders of stock in other companies. The KingThomason Group, Inc. was formed by SuperCorp for the purpose of merging into it another company, KingThomason, Inc. of San Ramon, California.

        Because our name, The KingThomason Group, Inc., is similar to that of KingThomason, Inc., we will refer to ourselves as "The Group," "we" or "us" and to KingThomason, Inc. as "KingThomason."

        KingThomason designs and sells insurance and financial services and products for niche markets. Our merger with it is contingent upon the stockholders of KingThomason voting to approve the merger at a special stockholders' meeting to be held soon.

        The Group has no business or assets other than $1,213 in cash. We do have a stockholder base of more than 600 stockholders, thanks to this spinoff by SuperCorp. We offer our stockholder base to the KingThomason stockholders. We believe this will provide sufficient benefit to them that they will approve the merger.

        We believe the receipt of spinoff shares in The Group will result in your realizing negligible or no taxable income.

        SuperCorp is distributing pro rata to its stockholders one share of The Group common stock for each 5.3 shares of SuperCorp common stock outstanding.

        The Group's address and telephone number is on the cover page of this Prospectus. The addresses and telephone numbers of SuperCorp and KingThomason are as follows:

        SuperCorp Inc.                      KingThomason, Inc.
        Suite 1910                          Suite 205
        1601 Northwest Expressway           3180 Crow Canyon Place
        Oklahoma City, OK 73118             San Ramon, CA 94583
        Telephone:  405-840-1581            Telephone:  925-905-5600


                                  RISK FACTORS

        You should carefully consider the following factors:

        1. Should KingThomason operate at a loss, any perceived benefits of being a public company may never materialize.

               KingThomason and its subsidiaries have barely operated at a profit for their three years of existence. There is no assurance that profitable operations can be maintained. Should you approve the merger and our combined company commences to operate at a loss, the perceived benefits of the stock market may also be lost.

        2. Even if the merger occurs, a public market for The Group's common stock may not develop or, if it does develop, may be volatile or limited.

               There is presently no public market for The Group's common stock. We cannot assure you that a public market for the stock will develop after the occurrence of the merger or, if one develops, that it will be sustained. Any market that develops for the common stock likely will be volatile, and trading in the stock likely will be limited. This can affect your ability to sell the shares you receive in this spinoff distribution.

        3. Post-merger operations may require additional funds that we do not have.

               Should the proposed merger be approved, the post-merger company may need additional funding to achieve its plan of operations. If so, we have not identified the source for this funding. We give no assurance that the needed funds can be obtained.

        4. Our success depends on our ability to retain T.E. King III and Tom Thomason.

               Should the merger occur, the post-merger company will be reliant on the continued services of several key personnel. The loss of any of them could adversely affect future operations. These persons are T.E. King III, president, chief financial officer and a director, and Tom Thomason, secretary and a director.

        5. Should a change in management seem necessary, it will be difficult for the non-management stockholders to do this.

               Should the proposed merger be approved, the company's officers and directors and their affiliates will own approximately 78.5 percent of the common stock of the company. This amount may enable them to determine the outcome of any vote affecting the control of the company.

        6. Some of KingThomason's products are in the development stage.

               KingThomason designs and markets insurance and financial services and products for niche markets. While its present operations are profitable, it has only a three-year history. It proposes to add to its present services and products a number of financial products still under development and that have not been tested in the market.

                    SUPERCORP - THE DISTRIBUTING STOCKHOLDER

        SuperCorp Inc. ("SuperCorp") was organized in Oklahoma on October 21, 1988. SuperCorp has more than 600 stockholders in 32 states. SuperCorp acquired almost all of these stockholders in early 1989 when it purchased all the assets of Naturizer, Inc., through a chapter 11 plan of reorganization, in exchange for shares of common stock of SuperCorp. The SuperCorp shares were distributed to the creditors and stockholders of Naturizer, Inc. SuperCorp's purpose is to engage in "spinoff" activities such as the one described herein. Such spinoff-merger involve SuperCorp's distribution of registered shares of stock of subsidiary corporations SuperCorp organizes to merge with viable companies. This is the "spinoff" part of a spinoff-merger transaction orchestrated by SuperCorp. The "merger" part requires an approving vote of the stockholders of the viable company - here, KingThomason.

        SuperCorp's assets consist of approximately $53,000 in cash. Each of its six directors, Albert L. Welsh, John E. Adams, George W. Cole, Ronald D. Wallace, T.E. King and Thomas J. Kenan, either directly or by attribution through ownership by family members, owns 452,006 shares of common stock of SuperCorp, which amount is approximately 6.6 percent of the number of its outstanding shares.

        SuperCorp  is not  subject  to the  reporting  requirements  imposed  by
Section 15(d) of the Securities Act of 1933 or Section 13 of the Securities Exchange Act of 1934. Its common stock does not trade in the stock market. SuperCorp has never sought a market maker for its stock.

        SuperCorp organized The Group in November 2000 as a vehicle for the proposed merger. The company has no business history, $1,213 in assets, no liabilities, and initially only two stockholders - SuperCorp, who will "spinoff" its shares in the company to its more than 600 stockholders before KingThomason's stockholders vote on the merger, and T.E. King II, a director and a stockholder of SuperCorp.

SuperCorp May be Deemed to be an Underwriter.
--------------------------------------------

        The 1,312,500 spinoff shares described herein are owned by SuperCorp and are to be redistributed by SuperCorp. SuperCorp may be deemed to be an underwriter by reason of its intent to distribute such shares.

        After the distribution by SuperCorp of the spinoff shares to its stockholders, SuperCorp will no longer own any stock of the company, except to the extent that 340 spinoff shares, reserved for rounding-up purposes, would not be allocated in the rounding-up process.

        Should SuperCorp be an underwriter of the spinoff shares, any person who purchases the registered shares within three years after the distribution could assert a claim against SuperCorp under Section 11 of the Securities Act of 1933. The purchase could be in the open market as long as the shares purchased can be traced to the registered shares SuperCorp distributes to its stockholders. Such a claim, to be successful, must be based upon a showing that statements in the registration statement were false or misleading with respect to a material fact or that the registration statement omitted material information required to be included therein.

        Open market purchasers may have to prove reliance upon the alleged misstatement or omission. Reliance may not necessarily require a showing that the purchaser actually read the registration statement. It may be sufficient if there is a showing that the misstatements or omissions in the registration statement were a substantial factor in the purchase of the shares.

        SuperCorp's Exposure as a Control Person.
        ----------------------------------------

        SuperCorp organized The Group and, since its organization and until the proposed merger should become effective, has been and will be a "control person" of The Group, as that term is defined in Section 15 of the Securities Act of 1933 ("the Act").

        Section 15 of the Act imposes joint and several liability on persons who control other persons substantively liable under other sections of the Act:

        o      Section 11, for misrepresentations in a registration statement,

        o Section 12(1) - for the unlawful sale of unregistered securities, and

        o      Section 12(2) - for misrepresentations in the sale of securities.

        A controlling person can avoid liability by proving "he had no knowledge of or reasonable grounds to believe in the existence of the facts by reason of which the liability of the controlled person is alleged to exist."

                  EARLIER SUPERCORP SPINOFF-MERGER TRANSACTIONS

        This   transaction  with   KingThomason,   should  the  stockholders  of
KingThomason approve it, will be the fifth such "spinoff-merger" transaction effected by SuperCorp with subsidiaries it creates for such purposes.

        The Lark Technologies, Inc. spinoff-merger.
        ------------------------------------------

        SuperCorp's first spinoff-merger transaction concerned Lark Technologies, Inc. ("Lark"), a SuperCorp-created subsidiary. Lark merged with a Houston, Texas company engaged in DNA sequencing whose major stockholders are affiliates of the Baylor School of Medicine.

        The Lark spinoff occurred on September 6, 1995. The Lark merger occurred on September 14, 1995. None of SuperCorp's or Lark's officers, directors, affiliates or persons or entities engaged in management-type activities with SuperCorp or Lark had any involvement in this spinoff-merger. None of these persons received any cash, stock or other thing of value with respect to this transaction other than his pro rata receipt of Lark stock that was spunoff to the SuperCorp stockholders. Subsequent to the Lark spinoff-merger, Lark raised $1 million in a rights offering to its stockholder base.

        The Dransfield China Paper Corporation transaction.
        --------------------------------------------------

        The second spinoff-merger transaction concerned Dransfield China Paper Corporation ("Dransfield"), a SuperCorp-created subsidiary now named DF China Technology, Inc. Dransfield merged with a Hong Kong company engaged in distributing hygienic paper products in Hong Kong and in building integrated paper mills in China. Dransfield's major stockholder is a Hong Kong Stock Exchange-listed company.

        The Dransfield spinoff occurred on February 13, 1996. The Dransfield merger occurred on February 26, 1997. One of SuperCorp's officers and directors, T.E. King, received $45,000 from the Hong Kong company, 11,642 shares of common stock of Dransfield and 250,000 warrants to purchase shares of common stock of Dransfield at $5.50 a share as compensation for his services in bringing together the Hong Kong company and SuperCorp. Thomas J. Kenan, an officer and a director of SuperCorp, received 20,000 warrants and the other officers and directors of SuperCorp each received 40,000 warrants to purchase shares of common stock of Dransfield at $5.50 a share as compensation for their past efforts in screening prospective spinoff-merger transactions. All of these warrants expired without being exercised. Each of these officers and directors also received his pro rata distribution of Dransfield shares spunoff by SuperCorp to its stockholders. Subsequent to the Dransfield spinoff-merger, Dransfield raised $750,000 in a private placement to investors in the U.S. and Hong Kong.

        The Summit Technologies, Inc. transaction.
        -----------------------------------------

        The third spinoff-merger transaction concerned Summit Environmental Corporation, Inc. ("Summit"), a SuperCorp-created subsidiary. Summit merged with a Longview, Texas company engaged in marketing a new fire suppressant product and other products manufactured by other companies.

        The Summit spinoff occurred on November 10, 1998. The Summit merger occurred on December 2, 1998.

        None of SuperCorp's officers, directors, affiliates or persons or entities engaged in management-type activities with SuperCorp or Summit had any involvement in this spinoff-merger other than Thomas J. Kenan, a director and general counsel of SuperCorp. The Longview, Texas company allowed Mr. Kenan to purchase 28,333 shares of its common stock at $0.30 a share in a non-public offering it conducted at this price before the registration statements for the spinoff-merger transaction were filed with the Securities and Exchange Commission.

        George W. Cole, a former SuperCorp director and a person to whom Securities and Exchange Commission rules may attribute the beneficial ownership of more shares of common stock of SuperCorp than any other SuperCorp stockholder, received compensation for finding and negotiating the spinoff-merger transaction with Summit.

        Mr. Cole received $18,500 from the Longview, Texas company for a finder's fee and for consulting services. He exchanged $14,250 of such fee for 23,750 shares of the Longview, Texas company at $0.60 a share prior to the spinoff-merger. Further, SuperCorp allowed him to purchase 125,000 shares of common stock of Summit at $0.001 a share when SuperCorp organized Summit.

        The TechLite, Inc. transaction.
        ------------------------------

        The fourth spinoff-merger transaction concerned TechLite, Inc. ("TechLite"), a SuperCorp-created subsidiary. TechLite merged with TechLite Applied Sciences, Inc. ("Applied Sciences"), a Tulsa, Oklahoma company engaged in the business of retrofitting lighting fixtures in buildings in such a way as to significantly reduce electricity consumption.

        The TechLite spinoff occurred on September 17, 1999. The TechLite merger occurred on October 21, 1999. Thomas J. Kenan of Oklahoma City, Oklahoma, a director and general counsel of SuperCorp, received 90,000 shares of Applied Sciences before the merger in exchange for legal services he performed for Applied Sciences before the merger. Albert L. Welsh, then the president and a director of SuperCorp, and George W. Cole, now a director of SuperCorp whose spouse Marjorie J. Cole is a significant shareholder of SuperCorp, each received 10,000 shares of common stock of Applied Sciences in exchange for providing financial advice to Applied Sciences from 1997 through 1999. Mr. Welsh and Mr. Cole were each also authorized by the SuperCorp directors to purchase 24,444 shares of common stock of TechLite at $0.001 a share at the time of TechLite's organization in recognition of their services to the SuperCorp shareholders in persuading the directors of Applied Sciences to favorably consider the merger with TechLite.

        After each of the above four spinoff-merger transactions was consummated, SuperCorp director Thomas J. Kenan became involved with each company as an attorney. He has represented each company from time to time as a securities lawyer. He received cash fees for such services at his customary billing rates. He also was invited by Dransfield to serve as a non-management director of Dransfield and of its Hong Kong Stock Exchange-listed parent, Dransfield Holdings Limited. He receives no compensation for such director's services but has been granted options to purchase 25,000 shares of Dransfield at $2.60 a share, 15,000 shares at $1.75 a share and 10,000 shares at $1.58 a share. The options have not been exercised. He was invited by Summit to serve as a non-management director. He receives no compensation for such services but was granted an option to purchase 40,000 shares of Summit at $1.00 a share. The options have not been exercised.

        Lark's common stock trades on the OTC Bulletin Board under the symbol "LDNA." Dransfield's common stock trades on the Nasdaq SmallCap Market under the symbol "DFCT." Summit's common stock trades on the OTC Bulletin Board under the symbol "SEVT." TechLite's common stock trades on the OTC Bulletin Board under the symbol "THLT." Lark, Dransfield, Summit and TechLite are viable, operating companies. Their common stock prices are quoted daily. All four file reports with the Commission pursuant to the requirements of the Securities Exchange Act of 1934.


                            TERMS OF THE TRANSACTION

        The Group, SuperCorp, and KingThomason have entered into an agreement of merger between The Group and KingThomason. A copy of the agreement appears as "Appendix A - Agreement of merger." For the merger to occur, each of the following must occur:

        o Registration statements must be filed with and become effective at the Securities and Exchange Commission and appropriate state securities regulatory agencies. This has occurred. The registration statements cover the following:

               o the 13,312,500 merger shares - the shares The Group offers to the stockholders of KingThomason, and

               o the 1,312,500 spinoff shares - the shares SuperCorp will distribute to its more than 600 stockholders.

        o The stockholders of each of The Group and of KingThomason must, by a majority vote of the shares outstanding, approve the merger.

Terms of the Merger.

        The terms of the proposed merger are as follows:

        1. KingThomason shall merge into The Group.

        2. All 13,312,500 outstanding shares of common stock of KingThomason shall be converted into 13,312,500 shares of common stock of The Group on a share-for-share basis.

        3. There shall be no fractional shares.

        4. The present business of KingThomason shall be conducted after the merger by The Group, into which KingThomason shall have merged. KingThomason's management and directors shall become the management and directors of the combined company.

        5. Prior to the merger, SuperCorp shall distribute in a "spinoff" to its stockholders, on a basis proportionate to their stockholdings in SuperCorp, the 1,312,500 shares of common stock of The Group now held by SuperCorp. Each SuperCorp stockholder shall receive one share of The Group for each 5.3 shares of SuperCorp held of record on the date on the cover of this Prospectus.

        6. The historical financial statements of the post-merger company shall be those of KingThomason. See "Financial Statements - The Group KingThomason." The fiscal year of the post-merger company will be January 31, the end of KingThomason's fiscal year.

        7. Should the stockholders of KingThomason not approve the merger, none of The Group, KingThomason, or SuperCorp shall be liable to any of the others. However, in any event, KingThomason must pay all three parties' expenses relating to the registration of the shares described herein.

Reasons for the Merger and Spinoff.
----------------------------------

        It is obvious that the SuperCorp stockholders will benefit by receiving, for no consideration, the 1,312,500 spinoff shares. But The Group also believes that the KingThomason's stockholders will benefit from converting their present stock to stock of The Group in the merger. We have registered with the Securities and Exchange Commission the stock involved in the spinoff and the stock involved in the merger. SuperCorp's distribution of the spinoff shares to its stockholders should provide the basis for the creation of a public market for the common stock of our post-merger combined company. We believe the existence of such a public market will facilitate the raising of expansion funds for the post-merger company. We give no assurance that such will occur.

        Effectively, the stockholders of KingThomason will suffer an 11.25 percent dilution in their equity in KingThomason solely for the perceived, but not assured, benefits of having a public market for their securities.

Accounting Treatment of Proposed Merger.
---------------------------------------

        Because The Group is only a corporate shell and not an operating entity, the proposed merger will be accounted for as if KingThomason recapitalized.

Degree of Management Control of Vote on Merger.
----------------------------------------------

        The merger must be approved by a vote of a majority of the outstanding shares of common stock of each of The Group and KingThomason. With respect to such companies, the percentage of outstanding shares entitled to vote and held by officers, directors and their affiliates are as follows: The Group - 100%; and KingThomason - 89.4%. KingThomason's officers, directors and affiliates, even though they are recommending approval of the merger, have agreed to vote their shares to approve or disapprove the proposed merger in accordance with the majority vote of the other stockholders.

Dissenters' Rights of Appraisal.
-------------------------------

        Stockholders of KingThomason who vote against the merger have the right to dissent and to exercise certain rights of appraisal. If exercised, and if the merger is effected, these rights would cause KingThomason to pay to these dissenters the appraised value of their shareholdings.

Compliance with Governmental Regulations.
----------------------------------------

        No federal or state regulatory requirements, other than securities laws and regulations, must be complied with or federal or state approval obtained in connection with the spinoff and merger, other than the filing of articles of merger with the Secretary of State of Oklahoma after a favorable vote might be obtained on the proposed merger.

Agreement and Plan of Merger.
----------------------------

        The complete agreement of merger among The Group, KingThomason, and SuperCorp is included in this Prospectus. See "Appendix A - Agreement of merger."

                           TRANSACTIONS WITH INSIDERS

        The 1,312,500 spinoff shares of The Group will be distributed pro rata to all SuperCorp stockholders of record on the date on the cover page of this Prospectus. An additional 375,000 shares of common stock of the company are already owned by T.E. King II, a SuperCorp director and the father of T.E. King III, the president and a director of KingThomason. T.E. King II received these 375,000 shares of common stock of The Group in the capacity of a "finder."

        In August 2000 the president of KingThomason, T.E. King III, asked Mr. Kenan if he would accept 50,000 shares of common stock of KingThomason in exchange for $20,000 of the $40,000 legal fees Mr. Kenan would earn for drafting the registration statements for the transaction and for agreeing to serve as an advisory director of KingThomason for three years. Mr. Kenan accepted this offer and was issued 50,000 shares of common stock of KingThomason.

        Both of these two persons, T.E. King II and Thomas J. Kenan, either directly or by attribution, are stockholders of SuperCorp. Each will receive spinoff shares in the pro rata spinoff distribution. Both of these persons may be deemed to be "promoters" or "insiders" of the company who will receive benefits from the transaction not received by other SuperCorp stockholders.

        The identities of the insiders, their positions with The Group and with SuperCorp, the securities of The Group and of KingThomason each owns, and his pro rata receipt of spinoff shares are as follows:

                                                      Shares Now Owned
                                                ------------------------
                    Position with The Group                              Spinoff
Insider                  or SuperCorp          The Group   KingThomason  Shares
---------------     ------------------------   ---------   ------------  -------

T.E. King II        Director of  SuperCorp      375,000            0      86,625

Thomas J. Kenan     Director and Secretary of         0       50,000      86,625
                    SuperCorp

Services Rendered by Insiders.
-----------------------------

        T.E. King II and Thomas J. Kenan may be deemed to be "insiders" or "promoters" in connection with the purchase by T.E. King II of 375,000 shares of common stock of The Group for $375, or $0.001 a share, and the purchase by Mr. Kenan of 50,000 shares of KingThomason common stock for $20,000, or $0.40 a share. Each also performed services for The Group and for SuperCorp Inc. See "Other Financial Considerations - Material Contacts Among the Companies."

        The table below compares the securities to be received by the insiders and to be received by other SuperCorp stockholders:


                        Two The Group Insiders
                     ----------------------------
                                                                         Other
  Type of                                                  Other         King-
The Group's                   Spinoff        Merger       SuperCorp     Thomason
 Security         Held Now     Shares        Shares     Shareholders  Shareholders    Total
------------     ----------   ---------      -------    ------------ -------------  ---------

Common Stock     375,000(1)   173,250(2)     50,000(2)  1,139,250(2) 13,262,500(3)  15,000,000

Percent             2.5%         1.2%          0.3%         7.6%         88.4%         100%


(1) Restricted securities. Must be held one year before tradeable under SEC Rule 144.

(2) Registered with the Commission and unrestricted for transfer in the stock market.

(3) Registered with the Commission and unrestricted for transfer in the stock market. However, 11,889,705 of these shares would be held by affiliates of the post-merger company (officers and directors and controlling shareholders) and would be subject to the limitations on resale imposed by Rule 145 of the Commission. See "Information About the company - Rule 144 and Rule 145 Restrictions on Trading."

        For details concerning the direct ownership and the attribution of ownership of company securities by the insiders, see "Management Information - Security Ownership of Certain Beneficial Owners and Management."

                              PLAN OF DISTRIBUTION

The Escrow Arrangement.
----------------------

        A vote to approve the merger by the stockholders of The Group is assured. After such vote but before any vote by the stockholders of KingThomason, SuperCorp shall spinoff - by way of a dividend - to its stockholders the 1,312,500 shares of common stock of The Group held by it. Certificates representing the 1,312,500 spinoff shares shall be distributed by SuperCorp to BancFirst, N.A. of Oklahoma City, Oklahoma to be held in escrow pursuant to the provisions of Securities and Exchange Commission Regulation
230.419 - called herein "Rule 419." Later distribution of the spinoff shares by the escrow agent would be as follows:

        Should the Merger Occur. Should KingThomason's  stockholders approve the
        -----------------------
merger, The Group shall supplement this Prospectus and shall file a Form 8-K with the Commission to indicate the fact and date of the merger. When The
Group's common stock is declared eligible for quotation on the OTC Bulletin Board, the company shall provide to the escrow agent the company's representation that the requirements of Rule 419(e) have been met. The escrow agent shall then mail the escrowed certificates representing the 1,312,500 spinoff shares to the owners of such securities.

        Should the Merger Not Occur. There can be no assurance that the proposed
        ---------------------------
merger between The Group and KingThomason will occur, because a favorable, majority stockholder vote of KingThomason's stockholders must be obtained. No assurance can be given that such will be obtained.

               Should the merger not occur,

        o The Group will file a supplement to this Prospectus and a Form 8-K with the Commission to reveal that the merger was not approved,

        o KingThomason will continue as a separate corporation with its existing assets and business,

        o      The Group still will have no significant assets or business, and

        o there will be no trading market for The Group's stock, which will still be held in escrow by the escrow agent. As long as this escrow continues, no transfer or other disposition of the securities held in escrow shall be permitted other than:

               o      by will or the laws of descent and distribution, or

               o pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title 1 of the Employee Retirement Income Security Act or the rules thereunder.

               The Group's and SuperCorp's management have no specific plans for an alternative to a rejection of the proposed merger. They would commence to seek to acquire a business or assets that would constitute a business. Such management or SuperCorp would pay the costs of such search. The search would be subject to the following additional requirements of Rule 419:

        Probable Acquisition Post-Effective Amendment Requirement
        ---------------------------------------------------------

        Upon execution of any agreement for the acquisition of a business or assets that would constitute a business and for which the fair value of the business or net assets to be acquired represents at least 80 percent of the $1,313 proceeds from the sale by The Group to SuperCorp of the spinoff shares, Rule 419 requires that The Group must file with the Securities and Exchange Commission a post-effective amendment to its earlier filed registration statement, which post-effective amendment:

        o must contain complete disclosure documentation about the alternative business or assets acquisition, including financial statements of The Group and of the company to be acquired as well as pro forma financial information, and

        o      disclose the terms of the offering, as follows:

        Terms of the Offering
        ---------------------

        The terms of the offering must provide, and The Group must satisfy, the following conditions:

        o      no  later  than  five  business  days  after  the effective  date of the post-effective amendment, The Group must send by first-class mail or other equally prompt means, to each record owner of securities held in escrow, a copy of the prospectus contained in the post-effective amendment and any amendments or supplements thereto,

        o      each such owner shall be given no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify The Group in writing that he or she elects to remain an owner of the spinoff shares registered in his or her name. If The Group has not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the escrow account shall be sent to the owner within five business days,

        o      the  registered  owners  of at least  80 percent  of the  spinoff shares must affirmatively elect to remain an owner of his or her spinoff shares, and

        o      if a consummation  acquisition meeting the requirements set forth above and of Rule 419 has not occurred by a date eighteen months after the effective date of the initial registration statement, the funds and securities held in escrow shall be returned by first-class mail or equally prompt means to the purchaser within five days following that date.

        Conditions for Release of Deposited Securities and Funds
        --------------------------------------------------------

        Funds held in the escrow account may be released to The Group and securities may be delivered to the registered holders identified on the deposited securities only at the same time as or after:

        o      the escrow  agent has received a signed  representation  from The
                      Group, together with other evidence acceptable to the escrow agent, that the requirements set forth above under "Post-Effective Amendment for Acquisition Agreement" and "Terms of the Offering" have been met and

        o      there  has been consummation  of an acquisition  meeting  the 80-
                      percent requirements set forth above.

        Prospectus Supplement
        ---------------------

        If funds and securities are released from the escrow to The Group, the prospectus shall be supplemented to indicate the amount of funds and securities released and the date of release.

        Should the above conditions of Rule 419 not be met, the stock certificates will be returned to The Group for cancellation.

        Financial Statements Requirement
        --------------------------------

        In the event the proposed acquisition is approved in accordance with the above conditions of Rule 419, no later than 90 days after the end of the first full fiscal year of operations following consummation of the acquisition, as described above, The Group shall furnish its stockholders audited financial statements for such year as well as management's discussion and analysis of such information. This information must also be filed with the Commission under cover of Form 8-K unless the company was filing the reports required by Section 13(a) or 15(d) of the Securities Exchange Act.

Expenses of the Spinoff and Merger.
----------------------------------

        The estimated expenses of the spinoff and the merger are $96,300. All of these expenses are being borne by KingThomason, with whom the company proposes to merge. These estimated expenses are federal and state registration fees - $100; filing expenses (EDGAR) - $8,000; stock transfer agent's fee - $4,000; escrow agent's fee - $500; printing and engraving - $4,000; legal fees - $44,000; auditor's fee - $31,100; mailing cost - $2,300; and Moody's OTC Industrial Manual publication fee - $2,300.

                            DESCRIPTION OF SECURITIES

        Common  Stock.   Each  of  The  Group  and   KingThomason  is  a  Nevada
        -------------
corporation. The Group is authorized to issue 40 million shares of common stock, $0.001 par value, and has 244,444 shares of common stock issued and outstanding. KingThomason is authorized to issue 100 million shares of common stock, $0.001 par value, and has 13,312,500 shares of its common stock issued and outstanding.

               Voting rights.  Stockholders have one vote a share on all matters
               -------------
submitted to a vote of the stockholders. Shares of common stock do not have cumulative voting rights. This means that the holders of a majority of the shares voting for the election of the board of directors can elect all members of the board of directors.

               Dividend  rights.  Stockholders  receive  dividends  when  and if
               ----------------
declared by the board of directors out of funds of the corporation legally available therefor.

               Liquidation rights. Upon any liquidation,  dissolution or winding
               ------------------
up, stockholders receive pro rata all of the assets of the corporation available for distribution to stockholders, subject to the prior satisfaction of the liquidation rights of the holders of outstanding shares of preferred stock.

               Preemptive rights.  Stockholders do not have preemptive rights to
               -----------------
subscribe for or to purchase any stock, obligations or other securities of the corporation.

               Registrar and transfer agent.  Securities Transfer Corporation of
               ----------------------------
Dallas, Texas is the transfer agent and registrar of the common stock of The Group. KingThomason serves as its own registrar and transfer agent.

               Dissenters' rights. A stockholder has "dissenters' rights" which,
               ------------------
if properly exercised, may require the corporation to repurchase its shares. Dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the corporation's certificate of incorporation.

        Preferred  Stock.  Each of The Group and  KingThomason  is authorized to
        ----------------
issue 10 million shares of preferred stock, $0.001 par value. The preferred stock may be issued from time to time by the directors as shares of one or more series. The description of shares of each series of preferred stock, including any preferences, conversion and other rights, voting powers, and conditions of redemption must be set forth in resolutions adopted by the directors.

        There are no shares of preferred stock of The Group or of KingThomason issued and outstanding.

                         FEDERAL INCOME TAX CONSEQUENCES

        The  Merger.   The  merger  should   qualify  as  a  type  "A"  tax-free
        -----------
reorganization  for both  corporations  under Section  368(a)(1) of the Internal
Revenue Code. However, because The Group is newly organized, the "step transaction doctrine" might be applied. If so, the company might be considered a continuation of KingThomason with only a change of name or place of incorporation, a type "F" tax-free reorganization under Section 368(a)(1).

        The Spinoff.  The  distribution by SuperCorp to its  stockholders of the
        -----------
1,312,500 spinoff shares will be a taxable event to SuperCorp and to each of its stockholders receiving any of the spinoff shares. Gain (but not loss) would be recognized by SuperCorp under Section 311 of the Internal Revenue Code for any excess of the fair market value of The Group's stock on the date of actual distribution over the tax basis to SuperCorp of such stock.

        Stockholders of SuperCorp.  As for SuperCorp's  stockholders who receive
        -------------------------
spinoff shares of The Group, the spinoff shall occur prior to the vote by KingThomason's stockholders to accept or reject the merger. Because the result of the vote by KingThomason's stockholders cannot be forecast, and because the merger cannot and shall not become effective until after a favorable vote is obtained on the merger, it is more likely than not that the fair market value of the spinoff shares on the date of the spinoff should not have increased over the $0.001 price paid by SuperCorp for the 1,312,500 spinoff shares.

        SuperCorp has no current or accumulated earnings. The distribution is being made from its excess capital. Each stockholder of SuperCorp should reduce the adjusted basis of his SuperCorp stock by the fair market value of the distribution to him, and any remaining portion will be treated as capital gain in the same manner as a sale or exchange of the stock. This fair market value is assumed to be $0.001 per share. SuperCorp undertakes to advise its stockholders in early 2002 should it deem the fair market value of the distributed spinoff shares on the date of distribution to have been different than $0.001 per share or should it have had net earnings in 2001 which would cause the distribution, to the extent of such earnings, to be taxed as a dividend and as ordinary income.

        The above discussion as to U.S. income tax consequences is not based upon an advance ruling by the Treasury Department but upon the opinion of Thomas
J. Kenan, esquire, in his capacity as tax counsel to The Group (which tax opinion is an exhibit to the registration statement of which this Prospectus is a part).

                         OTHER FINANCIAL CONSIDERATIONS

Pro Forma Financial Information and Dilution.
--------------------------------------------

        The following sets forth certain pro forma financial information giving effect to the merger:

                   PRO FORMA STATEMENT OF FINANCIAL CONDITION
                                December 31, 2000

                                           The Group          King-
                                             Inc.           Thomason         Pro Forma       Pro Forma
                                         (Historical)     (Historical)      Adjustments       Combined
                                          ----------       ----------       -----------      ---------
ASSETS

Current assets                              $1,213         $  375,579       $    -           $ 376,792

Property and equipment                         -               44,668            -              44,668

Other assets                                   -               23,032            -              23,032
                                             ----          -----------      ----------      -----------
TOTAL ASSETS                                $1,213         $  443,279       $    -           $ 444,492
                                            ======          =========       ==========       =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                          $  -          $  149,164       $     -          $ 149,164

Long term liabilities                           -              56,954             -             56,954
                                             -----          --------        ----------       ---------
     Total liabilities                          -            206,118              -          $ 206,118
                                             -----          ---------       ----------       ---------
stockholders' equity:

   Common stock                              1,213            13,312              -             14,525

   Additional paid-in capital                   -            311,210              -            311,210

   Retained earnings (deficit)                  -            (29,361)             -            (29,361)
                                             -----          ---------       ----------       ---------
   Subscription receivable                      -            (58,000)             -            (58,000)
                                             -----                          ----------
     Total stockholders' equity              1,213           237,161              -            238,374
                                            ------                          ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $1,213         $ 443,279        $     -          $ 444,492
                                            ======          =========       ==========       =========

                                       17

                          PRO FORMA STATEMENT OF INCOME
                       Fiscal Year Ended December 31, 2000



                                         The Group          King-
                                           Inc.           Thomason         Pro Forma       Pro Forma
                                       (Historical)     (Historical)      Adjustments       Combined
                                       ----------       ----------       -----------      ---------
Sales                                   $    -       $   524,183         $        -       $   524,183

Operating expenses                           -           517,612                  -           517,612
                                       ----------       ----------        -----------       ----------

Income from operations                       -             6,571                  -             6,571

Other income                                 -            12,474                  -            12,474
                                       ----------       ----------       -----------      ---------
Income before taxes                                       19,045                  -            19,045

Provision for taxes                          -             1,600                  -             1,600
                                       ----------       ----------       -----------      ---------
NET INCOME                             $     -       $    17,445         $        -            17,445
                                       ==========                        ===========
EARNINGS PER SHARE

     Net income                                      $    17,445                  -       $    17,445

     Weighted-average
     number of shares
     outstanding                                      13,312,500          1,687,500        15,000,000

     Earnings per share                      -       $     0.001                  -       $     0.001


NOTES:

(1) Earnings per share data shown above are applicable for both primary and fully diluted.

(2) Weighted-average number of shares outstanding for the combined entity includes all shares issued as of December 31, 2000 as if outstanding as of the beginning of the period.

Material Contacts Among the Companies.
-------------------------------------

        T.E. King II is a director and the beneficial owner of 6.66 percent of the common stock of SuperCorp. He also is the father of T.E. King III, the president, chief financial officer and a director of KingThomason. In August 2000 T.E. King II advised the directors of SuperCorp that his son and Tom Thomason were organizing a company that will design insurance and financial services and products for niche markets. T.E. King II stated that he had persuaded his son and Tom Thomason to consider taking their company public through a spinoff-merger transaction with SuperCorp.

        T.E. King II provided the SuperCorp directors with financial information and projections for the company being organized by T.E. King III and Tom Thomason - KingThomason, Inc. The SuperCorp directors favorably considered the proposition of engaging in a spinoff-merger transaction with KingThomason.
SuperCorp's attorney, Thomas J. Kenan, was sent to California to review the records and operations of KingThomason, Inc. A deal was struck to effectuate a spinoff-merger transaction with SuperCorp organizing a new subsidiary - The KingThomason Group, Inc., which would issue 1,312,500 shares of its common stock to SuperCorp for $1,313, 375,000 shares of its common stock to T.E. King II for $375 in recognition of his services as a "finder" of the transaction, and 13,312,500 shares of its common stock to the shareholders of KingThomason, Inc. should they approve a merger of their company with The KingThomason Group, Inc.

        In August 2000 T.E. King III asked Mr. Kenan if he would accept 50,000 shares of common stock of KingThomason in exchange for $20,000 of the $40,000 legal fees Mr. Kenan would earn for drafting the registration statements for the transaction and for agreeing to serve as an advisory director of KingThomason for three years. Mr. Kenan accepted this offer and was issued 50,000 shares of common stock of KingThomason.

        Other than the proposed spinoff and merger and the matters described above, there have been no material contracts, arrangements, understandings, relationships, negotiations or transactions among KingThomason, The Group, and SuperCorp during the periods for which financial statements appear herein.

                             PENNY STOCK REGULATIONS

        There is no way to predict a price range within which The Group's common stock will trade. We expect trading to commence on the OTC Bulletin Board at a price less than $5 a share. Accordingly, The Group's common stock, initially at least, would be subject to the rules governing "penny stocks."

        A "penny stock" is any stock that:

        o      sells for less than $5 a share.

        o is not listed on an exchange or authorized for quotation on The Nasdaq Stock Market, and

        o is not a stock of a "substantial issuer." The Group is not now a "substantial issuer" and cannot become one until it has net tangible assets of at least $5 million, which it does not now have.

        There are statutes and regulations of the Securities and Exchange Commission (the "Commission") that impose a strict regimen on brokers that recommend penny stocks.

               The Penny Stock Suitability Rule
               --------------------------------

        Before a broker-dealer can recommend and sell a penny stock to a new customer who is not an institutional accredited investor, the broker-dealer must obtain from the customer information concerning the person's financial situation, investment experience and investment objectives. Then, the broker-dealer must "reasonably determine" (1) that transactions in penny stocks are suitable for the person and (2) that the person, or his advisor, is capable of evaluating the risks in penny stocks.

        After making this determination, the broker-dealer must furnish the customer with a written statement setting forth the basis for this suitability determination. The customer must sign and date a copy of the written statement and return it to the broker-dealer.

        Finally the broker-dealer must also obtain from the customer a written agreement to purchase the penny stock, identifying the stock and the number of shares to be purchased.

        The above exercise delays a proposed transaction. It causes many broker-dealer firms to adopt a policy of not allowing their representatives to recommend penny stocks to their customers.

        The Penny Stock Suitability Rule, described above, and the Penny Stock Disclosure Rule, described below, do not apply to the following:

        o      transactions not recommended by the broker-dealer,

        o      sales to institutional accredited investors,

        o sales to "established customers" of the broker-dealer - persons who either have had an account with the broker-dealer for at least a year or who have effected three purchases of penny stocks with the broker-dealer on three different days involving three different issuers, and

        o transactions in penny stocks by broker-dealers whose income from penny stock activities does not exceed five percent of their total income during certain defined periods.

               The Penny Stock Disclosure Rule
               -------------------------------

        Another Commission rule - the Penny Stock Disclosure Rule - requires a broker-dealer, who recommends the sale of a penny stock to a customer in a transaction not exempt from the suitability rule described above, to furnish the customer with a "risk disclosure document." This document includes a description of the penny stock market and how it functions, its inadequacies and shortcomings, and the risks associated with investments in the penny stock market. The broker-dealer must also disclose the stock's bid and ask price information and the dealer's and salesperson's compensation related to the proposed transaction. Finally, the customer must be furnished with a monthly statement including prescribed information relating to market and price information concerning the penny stocks held in the customer's account.

               Effects of the Rule
               -------------------

        The above penny stock regulatory scheme is a response by the Congress and the Commission to known abuses in the telemarketing of low-priced securities by "boiler shop" operators. The scheme imposes market impediments on the sale and trading of penny stocks. It has a limiting effect on a stockholder's ability to resell a penny stock.

        The Group's spinoff shares and merger shares likely will trade below $5 a share on the OTC Bulletin Board and be, for some time at least, shares of a "penny stock" subject to the trading market impediments described above.

                 INFORMATION ABOUT THE KINGTHOMASON GROUP, INC.

        The KingThomason Group, Inc. was incorporated under the laws of the State of Nevada on November 8, 2000. It has no business or significant assets. It was organized for the purpose of entering into the merger proposed herein. It has no employees; its management will serve without pay until the merger should become effective.

Description of Business and Properties.
--------------------------------------

        Should the KingThomason's stockholders approve the merger, The Group shall be the surviving company, but its management shall not remain as the management of the post-merger company. Control of the company, through the voting power to elect the entire board of directors and thereby to replace management, shall pass to the present stockholders of KingThomason. KingThomason's present management shall become the management of the company.

        KingThomason's present management advises us that it shall continue the business of KingThomason as the business of The Group after the merger.

        The Group's present management consists of one person, John E. Adams. Mr. Adams is a self-employed financial consultant with principal offices in Oklahoma City, Oklahoma. Mr. Adams is president and a director of SuperCorp.

Legal Proceedings.
-----------------

        Neither The Group nor its property is a party to or the subject of pending legal proceedings.

Market for The Group's Common Stock and Related Stockholder Matters.
-------------------------------------------------------------------

        There is no present public trading market in the U.S. or elsewhere for The Group's common stock. After the spinoff and before any vote on the merger by the stockholders of KingThomason, all certificates representing the 1,312,500 spinoff shares shall be held in escrow by the escrow agent.

        Should the merger be approved, (1) the escrow agent will release from escrow the certificates representing the ownership of the escrowed spinoff shares. These certificates would be delivered to the more than 600 SuperCorp stockholders owning the securities represented by the certificates, and (2) the stockholders of KingThomason will receive 13,312,500 shares of common stock of The Group in exchange for the 13,312,500 outstanding shares of capital stock of KingThomason.

Rule 144 and Rule 145 Restrictions on Trading.
---------------------------------------------

        Should the merger be approved, all outstanding shares of common stock of The Group, except the 375,000 shares held by T.E. King II, shall have been issued or distributed pursuant to registration with the Commission. Nevertheless, there will be certain restrictions on the transfer for value of some of the shares.

        Securities and Exchange Commission rules define as "affiliates" a corporation's executive officers, directors and other persons who, by any manner, exercise control over the corporation's direction and policies. The affiliates of KingThomason at the time of the vote on the merger, in order to sell their shares, must either register them for sale or comply with the resale provisions set forth in paragraph (d) of the Commission's Rule 145, unless some other exemption-from-registration provision is available. The resale provisions of paragraph (d) of Rule 145 refer to certain provisions of the Commission's Rule 144 and require, for sales of the shares by such affiliates, that:

               o the company must have been subject to the reporting requirements of Section 15(d) of the Securities Exchange Act for at least 90 days,

               o the company must have filed all reports with the Commission required by such rule during the twelve months preceding such sale (or such shorter period that the company was required to file such reports),

               o transfers for value by such affiliates can occur only either (1) through broker transactions not involving the solicitation of buyers or (2) directly to market-makers, and

               o each such affiliate can transfer for value, during a 90-day period, no more shares than the greater of one percent of all issued and outstanding shares of common stock of the company (150,000 shares immediately after the merger) or the average weekly volume of trading in such common stock reported through the automated quotation system of Nasdaq or the Bulletin Board during the four calendar weeks prior to placing the sell order with a broker-dealer.

        The above resale provisions of Rule 145 shall continue for such affiliates for one year after the merger. Then, only the company's reporting requirement shall continue. When any such affiliate has ceased to be an affiliate of the post-merger company for at least three months, and provided at least two years have elapsed since the date of the merger, then even the requirement that the company file reports with the Commission will no longer be required for such a former affiliate to sell any of the shares acquired in the merger.

        We believe that none of the 1,312,500 registered spinoff shares will be subject to any restrictions on trading or transfers for value. We also believe that none of the 13,312,500 shares of The Group to be distributed in the merger to KingThomason stockholders - other than 11,889,705 shares to KingThomason's officers, directors and affiliates - will be subject to any restrictions on transfer. Accordingly, after the effective date of the merger and the redistribution of the spinoff shares, there shall be 2,771,260 shares in the "public float," i.e., subject to no securities law restrictions on their being traded or transferred for value. We estimate that approximately 675 persons will own these shares of record. The offering of them for sale could have a materially adverse effect on the market price of the company's stock. Further, the affiliates of KingThomason will hold an additional 11,889,705 shares and will be able to sell these shares pursuant to Rule 144 and Rule 145 of the Securities Act.

        No equity of The Group is subject to outstanding options or warrants to purchase, or securities convertible into, equity of The Group.

        Dividends.  The Group has had no operations or earnings and has declared
        ---------
no dividends on our capital stock. Should the merger be approved, there are no restrictions that would, or are likely to, limit the ability of The Group to pay dividends on its common stock, but it has no plans to pay dividends in the foreseeable future and intends to use earnings for business expansion purposes.

        Registration  Statement.  The Group has filed  with the  Securities  and
        -----------------------
Exchange Commission ("SEC") in Washington, D.C., a Registration Statement under the Securities Act of 1933 with respect to the common stock offered by this Prospectus. The public may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Group is an electronic filer, and the SEC maintains an Internet Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of such site is http://www.sec.gov.

        Reports to Stockholders. The Group will file reports with the Securities
        -----------------------
and Exchange Commission. These reports are annual 10-KSB, quarterly 10-QSB, and periodic 8-K reports. The Group also intends to furnish stockholders with annual reports containing financial statements audited by independent public or certified accountants and such other periodic reports as it may deem appropriate or as required by law.

        Stock Certificates.  Certificates for the securities offered hereby will
        ------------------
be ready for delivery within one week after the date of this Prospectus.

Financial Statements.
--------------------

        See "Financial Statements - The Group, Inc." for the independent auditor's report dated May 7, 2001, with respect to The Group's balance sheet as of December 31, 2000, such balance sheet, and the notes to the balance sheet.

                      INFORMATION ABOUT KINGTHOMASON, INC.

Overview.
--------

        KingThomason or its predecessors in interest have been engaged since September, 1998 in the business of developing and offering insurance and financial services and products for neglected niches in the insurance and financial products markets. Many of its products are proprietary to it. It makes use of the Internet, but its Internet presence is directly supported by a full, client-service infrastructure. Some of its products are sold wholesale only through the existing brokerage community. Some of its products are sold only through its agents. Most are sold both through the existing brokerage community and through its own agents.

        KingThomason designs products, produces marketing materials and markets the products, but it has no responsibility for underwriting losses, paying claims, or writing policies.

        KingThomason has its headquarters in San Ramon, California, and branch offices in Los Angeles, Sacramento, and New Jersey. Its fiscal year ends December 31. It operated at a loss of $48,563 in 1998 its first short year of operations, at a profit of $1,757 in 1999 and at a profit of $17,445 in 2000. Its retained earnings are $(29,361).

Management's  Discussion  and  Analysis  of  Financial Condition  and Results of
--------------------------------------------------------------------------------
Operations.
----------

        The following discussion and analysis should be read in conjunction with the financial statements and the accompanying notes thereto and is qualified in its entirety by the foregoing and by more detailed financial information appearing elsewhere. See "Financial Statements."

        Results of operations.
        ---------------------

        The following table presents, as a percentage of sales, certain selected financial data for each of fiscal years December 31, 2000 and December 31, 1999:

               Fiscal year ended December 31              2000   1999
               ------------------------------------------------------

               Sales                                      100%   100%

               Operating expenses                          99%    97%
                                                          ---    ---
               Income from operations                       1%     3%

               Non-operating income (expense)               2%    (2)%
                                                          ---    ----

               Net income before taxes                      4%     1%
               Net income after taxes                       3%     1%


        Sales.
        -----

        Sales of $524,183 for fiscal year 2000 increased by 69 percent over fiscal 1999's sales of $310,874. Revenue from commissions on securities transactions in fiscal 2000 increased by $166,244 - a 131 percent increase over fiscal year 1999 revenue of $126,443 from this business segment. Revenue from insurance commissions in fiscal 2000 increased by $47,085 - a 26 percent increase over fiscal year 1999 revenue of $184,431 from this business segment.

        Operating expenses.
        ------------------

        Operating expenses increased from $302,834 in fiscal 1999 to $517,612 in fiscal 2000, or 71%. This 71 percent increase is only slightly more than the 69 percent increase in sales.

        Net income before taxes.
        -----------------------

        Net income before taxes of $1,757 in fiscal 1999 improved to net income before taxes of $17,445 in fiscal 2000.

        Balance sheet items.
        -------------------


        Current assets of $375,579 on December 31, 2000, compares favorably with current liabilities of $149,164 at that time.

        Liquidity and Capital Resources.
        -------------------------------

        KingThomason is highly liquid with $184,049 cash on hand and $191,530 in accounts receivable at fiscal 2000 year-end and current liabilities of only $149,164.

        KingThomason's future results of operations and the other forward-looking statements contained in this Offering Circular, in particular the statements regarding projected operations in the present fiscal year, involve a number of risks and uncertainties. In addition to the factors discussed above, among the other factors that could cause actual results to differ materially are the following: the loss of any of several key personnel; unexpected costs in establishing branch offices; the emergence of competition not now detected; and a general economic turndown.

                     DESCRIPTION OF KINGTHOMASON'S BUSINESS

Business Development.
--------------------

        KingThomason, Inc., was incorporated in Nevada on July 21, 2000, after nearly three years of planning and product development by its founders, Tom Thomason and T.E. ("Tim") King III. Until December 31, 2000 the founders operated through Subchapter S corporations that were created since 1998 and owned the different products and programs that have been developed. On December 31, 2000 the interests of the founders in these Subchapter S corporations were transferred to KingThomason, Inc., which now owns 100 percent of the equity in each of its ten subsidiaries. The Subchapter S status of all the corporations in the group has being terminated. The ten subsidiaries are as follows:

o       KingThomason, Inc. (KTI):

        KTI was incorporated in the state of California on September 11, 1998 to market and sell the proprietary, company developed Cash Security Retirement Plan and personal lines of insurance including homeowners and automobile. KTI's activities from inception until 2000 consisted primarily of acting as a broker for insurance companies working on commission.

o       KingThomason Financial Services, Inc. (KTFS):

        KTFS was incorporated in the state of California on April 7, 1999, to market and sell financial and estate planning services, asset management services and the sale of stocks, bonds and mutual funds.

o       KingThomason Insurance Marketing, Inc. (KTIM):

        KTIM was incorporated in the state of California on January 28, 2000 to market and sell dental insurance policies. The Company has been operational since January 1, 2001 and sells group dental insurance, voluntary dental insurance, individual dental insurance, and access to our 4,000-member panel of dentists.

o       KingThomason National Limousine Program, Inc. (KTNLP):

        KTNLP was incorporated in the state of California on August 17, 2000 to market and sell physical damage and liability insurance programs to limousine companies. The Company has a large block of business ready to write and is in the final stage of placing the reinsurance contract.

o       KingThomason Credit Card Services, Inc. (KTCC):

        KTCC was incorporated in the state of California on January 28, 2000 to underwrite and issue a private label credit card for use with its medical and dental insurance products as well as to offer patient payment solutions to physicians and dentists with overdue accounts receivable. The company is currently negotiating with CrediTrends, of Sacramento, CA, to immediately implement the issuance of credit cards to the majority of physicians' and dentists' patients who need a payment system for their overdue bills.

o       KingThomason Franchising, Inc. (KTFI):

        KTFI was incorporated in the state of California on August 17, 2000 to franchise a "Financial Center" to offer and sell various insurance, banking and financial products. The Company has started its development of the franchise offering circular for submittal to the state of California for approval to start selling the franchised Financial Centers.

o       KingThomason Insurance Company, Inc. (KTIC):

        KTIC was incorporated in the state of California on January 28, 2000, to market and sell medical insurance policies. The Company has been active since February 1, 2001 and is in the final stages of placing its first blocks of business with its insurance and reinsurance companies.

o       KingThomason Independent Mortgage, Inc. (KTIMI):

        KTIMI was incorporated in the state of California on January 28, 2000, to market and sell mortgage services. The Company has not had any activity since its inception.

o       KingThomason Asset Management, Inc. (KTAM):

        KTAM was incorporated in the state of California on January 28, 2000, to market and sell proprietary indexed mutual funds. The Company has not had any activity since its inception.

o       KingThomason Investment Card, Inc. (KTICI):

        KTICI was incorporated in the state of California on January 28, 2000, to market and sell investment credit cards. The Company has not had any activity since its inception.

Description of Business.
-----------------------

        KingThomason is an insurance and financial services company. It offers highly diversified products designed to occupy neglected niches in the insurance and financial products markets. Many of its products are proprietary to it.

        KingThomason uses the Internet for marketing, communication, and database management. Its Internet presence is directly supported by a full, client-service infrastructure. KingThomason automates the sale and distribution of insurance and financial products, but it provides close, personal interaction with its clients.

        Some of its products are sold wholesale only through the existing brokerage community. Some of its products are sold only through its agents. Most are sold both through the existing brokerage community and through its agents.

        KingThomason may be said to be a "virtual" insurance company - it designs products, produces marketing materials and markets the products, but it has no responsibility for underwriting losses, paying claims or writing policies.

KingThomason's Proprietary Products.
-----------------------------------

        Cash  Security Retirement  Program.  This program employs two insurance.
        ----------------------------------
products -

o       a tax-deferred, equity-indexed annuity for retirement, and

o       a term life insurance policy for family protection.

It is targeted, but not limited, to the growing community of white-collar workers who change employers frequently or who work as independent contractors or consultants. For example, KingThomason has agreements with the California Restaurant Association and California Foundation For Medical Care (CFMC) to provide the Cash Security Retirement Plan to all of their association members and associates. The purchaser of this program owns the annuity and the policy, making it 100 percent portable.

        The purchaser of this program chooses what level of monthly contribution one would like to make. The allocations to the life insurance policy can be stopped at any time one feels this protection is no longer needed.

        The great majority of the monthly contributions to the tax-deferred annuity are invested into an equity-indexed annuity, whose interest crediting formula is linked to the Standard & Poor's 500 Corporate Stock Index - the S&P
500. When the S&P 500 goes up over a year's period, ones interest in the annuity is credited in an amount subject to the index rate. When the S&P 500 goes down, ones interest in the annuity remains the same.

        KingThomason does not underwrite the annuity. The annuity investment is underwritten and guaranteed by Jefferson Pilot Insurance Company, AM Best's Rated A++ (Superior), Greensboro, North Carolina.

        KingThomason,   California   Physicians  Foundation   Individual  Health
        ------------------------------------------------------------------------
Insurance Plan.  This pilot program provides -
--------------

o       individual health insurance coverage,

o       deeply discounted medical and dental service, and

o       a tax deductible and tax deferred medical savings account.

        KingThomason joint ventures this program with the 27,000-member California Physicians Foundation. Participants in the program contribute pre-tax dollars to obtain the services. KingThomason originally designed the program for the over one million young, uninsured technology workers who are employed as "contractors" in Northern California. Its market has since greatly increased as these types of medical insurance plans are in greater demand than originally anticipated.

        KingThomason is launching this program June 1, 2001. KingThomason projects $25 million in premium income the first twelve months of operation and $75 million a year when expanded statewide in California alone.

        KingThomason Proprietary Medical, Dental and Private Label Credit Cards.
        ------------------------------------------------------------------------
Doctors and dentists deplore their dealings with non-paying or even slow-paying patients as well as the attendant administrative overhead. KingThomason has already contracted with more than 14,000 California doctors and 6,000 California dentists to provide discounted medical and dental services, the payment for which their patients charge on a Credit Card underwritten by a major U.S. Banking Institution.

        KingThomason  Limousine  Insurance Program.  Through an arrangement with
        ------------------------------------------
Lloyds of London, KingThomason provides physical damage and liability insurance for limousine companies in all 50 states, the District of Columbia and Puerto Rico.

        There are approximately 200,000 limousines operating in its market area that generate approximately $2 billion in annual insurance premiums. KingThomason's insurance is designed to save the average limousine company from ten to twenty percent of its current annual premiums. A typical 50-car limousine company that switches to KingThomason's insurance policy would save between $50,000 and $100,000 a year.

Other Insurance and Financial Services and Products.
---------------------------------------------------

        In addition to the above proprietary products, KingThomason offers financial services products of other companies on an agency basis. Such products include -

o       retirement plans,

o       auto and homeowners insurance,

o       life and health insurance,

o       estate planning, and

o       stocks, bonds and mutual funds brokerage services.

KingThomason is continuing to develop proprietary financial services programs. In 1999 its own, more profitable, niche products accounted for 50 percent of our revenues. This percentage grew to 65 percent of total revenues in 2000. KingThomason projects it will be 75 percent of total revenues in 2001.

Products and Services with Planned Implementation.
-------------------------------------------------

        KingThomason has developed the following proprietary insurance and financial products and services:

     o       index mutual funds,

     o       prepaid dental and medical plans,

     o       private label credit cards, and

     o       financial "Centers."

        The KingThomason Financial Centers will be a franchised operation. KingThomason plans to open two prototypes in 2001, Beta test them and then offer a finished product anywhere in the nation through franchises.

        KingThomason envisages a KingThomason Financial Center to be located, typically, in a retail center. The franchisee will offer all of its insurance and financial products, through the sales assistance of live, interactive Internet video conferencing with KingThomason experts on all phases of its products. This access to industry and product expertise for the whole range of its products will make the franchisee a provider of expert financial services in a broad range of cutting edge products. Typically, a captive agent that has the type of cross-marketing support does not own his business and does not have a salable asset. KingThomason Financial Centers will provide the franchisee with ownership, better products, and a much broader and more complete line of products and services. The agent will also have an asset he can sell in the future.

Competition.
-----------

        There is intense competition in the U.S. for the dollars spent on insurance and other financial products and services. There are niches, however, in these industries. KingThomason has already developed products for some of these niches. Its Cash Security Retirement Program and its KingThomason California Physicians Foundation Individual Health Insurance Plan were developed primarily for our itinerant, white collar workforce and for those who are employed as "contractors" by companies that provide no health or retirement benefits.

        To the extent that KingThomason offers, on an agency basis, standard financial products developed or underwritten by others, it is going head to head with other agencies. Its business plan, however, is to continue to create proprietary products to meet the needs of overlooked areas or opening niches.

        KingThomason's business plan provides it an advantage. It is not an underwriter, but it functions as an insurance company. It assumes no risks.

Distribution Methods.
--------------------

        KingThomason distributes, or in some instances plans to distribute, its products through existing broker networks and its own agents. It distributes its products now through Marsh McClennan, Aon Employee Benefits and Arthur J. Gallagher & Co.

        KingThomason reached an agreement in October 2000 with the California Restaurant Association to market KingThomason's estate and financial planning products to all of the association's 6,000 restaurant members and their 90,000 employees.

        KingThomason's own twenty agents are independent contractors and sell and promote all of KingThomason's products and services.

        The KingThomason Financial Centers will provide a large distribution channel for all of the products offered by the KingThomason Group.

Dependence on Major Customers or Suppliers.
------------------------------------------

        KingThomason is not dependent on one or a few customers or suppliers.

Patents, Trademarks and Licenses.
--------------------------------

        KingThomason neither owns nor has applied for any patents or trademarks. It does not license any of the products it sells that are owned by other companies.

Government Approval of Principal Products or Services.
-----------------------------------------------------

        KingThomason must obtain approval from the state insurance commission in order to sell any insurance products it develops itself even though it does not act as underwriters of these insurance products.

Government Regulations.
----------------------

        The annuities KingThomason offers are underwritten by other companies. Any annuities or other estate planning products KingThomason offers must comply with certain provisions of the Internal Revenue Code or regulations thereunder if they are to qualify for tax-exempt treatment.

Research and Development.
------------------------

        KingThomason has spent approximately $150,000 over the last three years in research and development activities with regard to its products. None of this has been borne by its customers.

Environmental Laws.
------------------

        KingThomason   has  no  direct  costs  with  regard  to  complying  with
environmental laws and regulations.

Employees.
---------

        At present KingThomason has 35 employees. All others in its organization are "independent contractors" or consultants.

Principal Plants and Property.
-----------------------------

        KingThomason owns no plants or manufacturing equipment, only office furniture, computers and related equipment.

        It has a five-year lease on its office space. It consists of 4,600 square feet. The lease expires July 15, 2004.

Plan of Operation.
-----------------

        During the next twelve months KingThomason plans to bring to market -

o       a prepaid dental plan,

o       its PPO/indemnity dental plan,

o       proprietary index mutual funds,

o       an individual medical plan,

o       credit card programs, and

o       its KingThomason Financial Center.

        With $219,522 in funds realized from the sale of 84,000 shares of its common stock in the fourth quarter of 2000, KingThomason anticipates that it will require no additional funds. It has operated profitably since it first started offering insurance and financial products and services.

Seasonality.
-----------

        There is no seasonal aspect to KingThomason's business.

Legal Proceedings.
-----------------

        Neither KingThomason nor any of its property is a party to, or the subject of, any material pending legal proceedings other than ordinary, routine litigation incidental to its business.

Market for KingThomason's Capital Stock and Related Stockholder Matters.
-----------------------------------------------------------------------

        There is no public trading market for your KingThomason's common stock. There are 40 holders of record of KingThomason's issued and outstanding common stock. Should you not approve the merger, no public trading market is expected to develop for your stock. KingThomason has declared no dividends on its common stock. There are no restrictions that would or are likely to limit the ability of KingThomason to pay dividends on its common stock, but KingThomason advises us that it has no plans to pay dividends in the foreseeable future and intends to use earnings for the expansion of its present business.

        There are no shares of common stock  subject to  outstanding  options or
warrants  to  purchase,   or  securities   convertible  into,  common  stock  of
KingThomason.

        Should you approve the proposed merger, all 13,312,500 shares of common stock of The Group that would be distributed to the stockholders of KingThomason could be sold, either without any restrictions or pursuant to Rule 144 and Rule 145 under the Securities Act.

Financial Statements.
--------------------

        See "Financial Statements - KingThomason" for the audited financial statements of KingThomason containing balance sheets at December 31, 1999 and 2000, and statements of income, cash flows, and changes in stockholders' equity for the period ended December 31, 1999 and 2000, which have been prepared in accordance with generally accepted accounting principles in the United States.

                             MANAGEMENT INFORMATION

Security Ownership of Certain Beneficial Owners and Management.
--------------------------------------------------------------

        The following table shows information as of April 30, 2001 with respect to each beneficial owner of more than 5% of each class of voting stock of The Group and of KingThomason, and to each of the officers and directors of The Group and of KingThomason individually and as a group, and as of the same date with respect to the same persons as adjusted to give effect to the spinoff and to the proposed merger between The Group and KingThomason (15 million shares):

                                    Common Stock of The Group Beneficially Owned
                                    --------------------------------------------

                                                 Before               After
                                             Spinoff-Merger       Spinoff-Merger
                                            ----------------    ----------------

                                            No. of      % of    No. of     % of
                                            Shares      Class   Shares     Class
                                            ------      -----   ------     -----

SuperCorp Inc.
201 Robert S. Kerr Ave., Suite 1000
Oklahoma City, OK 73102                   1,312,500      77.8         0     0(1)

John E. Adams
1205 Tedford
Oklahoma City, OK 73116                   1,312,500(2)   77.8    84,527      0.6

Thomas J. Kenan
212 Northwest 18th
Oklahoma City, OK 73103                   1,312,500(2)   77.8   134,527(3)   0.9

Ronald D. Wallace
530 North Saint Mary's Lane
Marietta, GA 30064                        1,312,500(2)   77.8    84,527      0.6

T.E. King II
21854 Ticonderoga Lane
Lake Forrest Keyes, CA 92630              1,687,500(4)  100.0   459,527      3.1

George W. Cole
3535 Northwest 58th, Suite 770
Oklahoma City, OK 73112                   1,312,500(2)   77.8    88,982(5)   0.6

Officers and Directors as a Group (1
person before merger, 0 persons after
merger)                                   1,687,500     100.0         0      0
-------------------------

(1) After allocating one share of common stock of The Group for each 5.3 shares of common stock of SuperCorp, SuperCorp will have 340 shares available for rounding up fractional shares.

(2) These shares are attributed to this person through his position as a director of SuperCorp. SuperCorp owns 1,312,500 shares of common stock of The Group. This person shares with the other directors of SuperCorp the voting and investment power over SuperCorp's stock in The Group.

(3) These shares would be owned by the Marilyn C. Kenan Trust. This trust is under the control of Marilyn C. Kenan, its sole trustee and sole beneficiary for her life. Mrs. Kenan is the spouse of Thomas J. Kenan, an officer and director of SuperCorp. Mr. Kenan disclaims any beneficial interest in shares of capital stock of the company owned by this trust, which is a testamentary trust established in the 1980s by the estates of her deceased parents. The Marilyn C. Kenan Trust owns 50,000 shares of common stock of KingThomason and would exchange these shares for 50,000 shares of common stock of The Group in the merger. This trust would also receive 87,413 shares of common stock of The Group in the spinoff. Mr. Kenan provides legal services to The Group and to SuperCorp.

(4) 1,312,500 of these shares are attributed to this person through his position as a director of SuperCorp. See footnote (2) above. 375,000 of these shares are owned directly by him and were received for his services as a "promoter" of The Group. See "Transactions With Insiders."

(5) These spinoff shares are attributed to Mr. Cole through the holdings of 462,706 shares of common stock of SuperCorp held by his spouse, Marjorie
        J. Cole - 452,006 shares, the Cole Family Limited Partnership - 1,500 shares, Mr. Cole - 1,600 shares, Marjorie J. Cole and George W. Cole -1,600 shares, George W. Cole and a son, George B. Cole - 1,500 shares, George W. Cole and a daughter, Margaret A. Cole - 1,500 shares, Marjorie
        J. Cole and a son, George B. Cole - 1,500 shares, and Marjorie J. Cole and a daughter, Margaret A. Cole - 1,500 shares. Mr. Cole disclaims any beneficial ownership in shares of capital stock of The Group owned by his spouse.


                                            Common Stock Beneficially Owned
                                            -------------------------------
                                      KingThomason Common       The Group Common
                                        Before Merger             After Merger
                                   ---------------------    --------------------

                                   No. of          % of     No. of          % of
                                   Shares          Class    Shares         Class
                                   ------          -----    ------         -----
T.E. King, III                   5, 720,964        42.6   5,720,964        37.8
3180 Crow Canyon Pl., Ste, 205
San Ramon, CA 94583

Hume A. ("Tom") Thomason          5,595,963        40.7   5,595,963        36.2
3180 Crow Canyon Pl., Ste 205
San Ramon, CA 94583

Jay Dee (JD) Shiverdaker                  0          -            0          -
97 N. Newport Dr.
Napa, CA 94559

Matthew K. Baltz                     15,000         0.9      15,000         0.8
1771 Pleasant Hills Road
Pleasant Hill, CA 94523

Stuart A. Evans                     426,716         3.2     426,716         2.8
2300 N. 6th St.
Concord, CA 94519

Richard Michel                      131,062         1.0     131,062         0.9
1275-4 Sea Cliff Court
Ventura, CA 93003

Manley I. "Skip" Gray                     0          -            0          -
3 Westgate
Laguna Niegel, CA 92677

Officers and Directors           11,889,705        89.4  11,889,705        79.3
as a group (7 persons)

Directors, Executive Officers and Significant Employees.
-------------------------------------------------------

        Set forth below are the names and terms of office of each of the directors, executive officers and significant employees of The Group and of KingThomason and of its subsidiaries and a description of the business experience of each.

        The Group.
        ---------
                                                     Office Held      Term of
Person                  Office                          Since          Office
------                  ------                       -----------      --------
John E. Adams, 62       President, Secretary and         2000           2001
                        Director

                 KingThomason, Inc. (the Nevada holding company)

                                                          Office Held   Term of
Person                           Office                      Since      Office
------                           ------                   -----------   -------
T.E. King III, 33                President,                   7-00       12-01
                                 Chief Financial Officer      7-00       12-01
                                 and Director                 7-00       12-01

Hume A. "Tom" Thomason, 58       Secretary and                7-00       12-01
                                 Director                     7-00       12-01

Jay Dee (JD) Shiverdaker, 61     Chief Operating Officer      4-01       12-01

                         KingThomason, Inc. (California)

                                                          Office Held   Term of
Person                           Office                      Since      Office
------                           ------                   -----------   -------
T.E. King III, 33                President,                  9-98        12-01
                                 Chief Financial Officer     9-98        12-01
                                 Secretary and               9-98        12-01
                                 Director                    9-98        12-01

Hume A. "Tom" Thomason, 58       Director                    9-98        12-01


                      KingThomason Financial Services, Inc.

                                                         Office Held    Term of
Person                           Office                     Since       Office
------                           ------                  -----------    -------
Stuart A. Evans, 33              President and              4-99        12-01
                                 Director                   4-99        12-01

Hume A. "Tom" Thomason, 58       Director                   4-99        12-01

T.E. King III, 33                Chief Financial Officer,   4-99        12-01
                                 Secretary and              4-99        12-01
                                 Director                   4-99        12-01


                       KingThomason Asset Management, Inc.

                                                        Office Held    Term of
Person                           Office                     Since       Office
------                           ------                  -----------    -------
Stuart A. Evans, 33              President and              1-00         12-01
                                 Director                   1-00         12-01

Hume A. "Tom" Thomason, 58       Director                   1-00         12-01

T.E. King III, 33                Chief Financial Officer,   1-00         12-01
                                 Secretary and              1-00         12-01
                                 Director                   1-00         12-01

                    KingThomason Credit Cards Services, Inc.

                                                        Office Held    Term of
Person                           Office                     Since       Office
------                           ------                  -----------    -------
Hume A. "Tom" Thomason, 58       Director                    1-00        12-01

T.E. King III, 33                President,                  1-00        12-01
                                 Chief Financial Officer,    1-00        12-01
                                 Secretary and               1-00        12-01
                                 Director                    1-00        12-01

Richard Michel, 60               Director                    1-00        12-01


                     KingThomason Insurance Marketing, Inc.

                                                        Office Held    Term of
Person                           Office                     Since       Office
------                           ------                  -----------    -------
Manley I. "Skip" Gray, 50        President and               1-00        12-01
                                 Director                    1-00        12-01

Hume A. "Tom" Thomason, 58       Director                    1-00        12-01

T.E. King III, 33                Chief Financial Officer,    1-00        12-01
                                 Secretary and               1-00        12-01
                                 Director                    1-00        12-01



                       KingThomason Investment Card, Inc.

                                                        Office Held    Term of
Person                           Office                     Since       Office
------                           ------                  -----------    -------
T.E. King III, 33               President                   1-00        12-01
                                Chief Financial Officer,    1-00        12-01
                                Secretary and               1-00        12-01
                                Director                    1-00        12-01

Hume A. "Tom" Thomason, 58      Director                    1-00        12-01

                  KingThomason National Limousine Program, Inc.

                                                        Office Held    Term of
Person                           Office                     Since       Office
------                           ------                  -----------    -------
Hume A. "Tom" Thomason, 58       President, Director         8-00        12-01

T.E. King III, 33                Chief Financial Officer,    8-00        12-01
                                 Secretary and               8-00        12-01
                                 Director                    8-00        12-01


                         KingThomason Franchising, Inc.

                                                        Office Held    Term of
Person                           Office                     Since       Office
------                           ------                  -----------    -------
Hume A. "Tom" Thomason, 58       Director                    8-00        12-01

T.E. King III, 33                President ,                 8-00        12-01
                                 Chief Financial Officer,    8-00        12-01
                                 Secretary and               8-00        12-01
                                 Director                    8-00        12-01


                      KingThomason Insurance Company, Inc.

                                                        Office Held    Term of
Person                           Office                     Since       Office
------                           ------                  -----------    -------
Hume A Thomason, 58              President, Director         8-00        12-01

T.E. King III, 33                Chief Financial Officer,    8-00        12-01
                                 Secretary and Director


                     KingThomason Independent Mortgage, Inc.

                                                        Office Held    Term of
Person                           Office                     Since       Office
------                           ------                  -----------    -------
Hume A Thomason, 58              President, Director         8-00        12-01

T.E. King III, 33                Chief Financial Officer,    8-00        12-01
                                 Secretary and Director

        Business Experience:

        The Group.
        ---------

        John E.  Adams.  Mr.  Adams has been active in the  securities  business
        --------------
since graduation from college in 1961. After holding increasingly responsible positions with brokerage and investment banking firms, in 1977 he founded and was president of J. Adams & Company, Inc., an Oklahoma City-based NASD member firm which became Adams, James, Foor & Company, Inc. From 1985 to 1987 he was senior vice president and a director of Houchin, Adamson & Co., a Tulsa-based NASD member firm. Since 1987 he has served as a corporate finance and syndicate advisor to several broker-dealer firms; from 1991 to 1993 was president and chief financial officer of EBCO Resources, Inc., an NASD member firm; from March to July 1993 was director of marketing for Indepth Data, Inc., a financial data base company; from 1987 to October 1995 was president of SuperCorp Inc., a public company established to facilitate merger-spinoff transactions such as the one described in this Prospectus-Proxy Statement; from 1987 to the present has been and still is president of Meridyne Corporation, a family-owned investment banking consulting company; and, from September 1993 to 1995, was the senior vice president of Birchtree Financial Services, Inc., a Kansas City,
Missouri-based NASD member firm with 21 offices in several cities; from September 1995 to October 1997 was senior vice president for investment banking of Capital West Securities, Inc. of Oklahoma City, an NASD member firm; from December 1997 to January 2000 was managing director of LaSalle Street Capital Markets, the investment banking division of LaSalle Street Securities, Inc.; and from November 2000 to the present has been the President of SuperCorp, Inc.

        KingThomason.
        ------------

        T.E. King III. Mr. King received a bachelor of science degree in business administration in 1990 at the University of Southern California. From July 1990 until January 1992 he was a representative of Amplicon Financial, Inc. of Santa Ana, California, a company that leased high-tech hardware and software systems. From January 1992 until July 1992 he was a representative of his father's investment banking company, King & Associates of Los Angeles. From July 1992 until September 1993 he was a foreign exchange department manager of Tokyo International Investments, Ltd. of San Francisco, California. From September 1993 until April 1996 he was a co-founder, director and vice president of G-5 Global Investments of San Francisco, California, a private hedge fund active in the currency markets. From April 1996 until May 1998 he was a district manager of SunAmerica Securities, Inc. of Concord, California, a securities market financial consulting firm. In May 1998 he co-founded KingThomason, Inc. of San Ramon, California and has served as a director and its president since its inception.

        Hume A. (Tom) Thomason. Mr. Thomason received a bachelor of science degree in 1965 from Arizona State University. He subsequently pursued graduate studies at the University of Southern California and attended extension courses at LaSalle University and management courses at Harvard College. From 1977 until 1981 he was a vice president of new business development of Angelo, Hawkins & Thomason of Sacramento, California, a property, casualty and life insurance agency. From 1981 until 1983 he was vice president of marketing of Thomas Underly Development Company of Sacramento, California, a commercial real estate development company. From 1984 until 1986 he was an independent insurance agent in Orange County, California, and sold commercial property and casualty, benefits, pension and life insurance products to commercial accounts he developed. From 1987 until 1991 he sold the same type of insurance products to new corporate clients for Sedgwick James and RBH Insurance Brokers of Los Angeles, California. From 1991 until 1994 he was again an independent insurance agent selling the same types of insurance products out of his offices in Los Angeles, California. From 1994 until 1997 he was the vice president of marketing and sales of America China Enterprises, Inc. of San Ramon, California, a company that sells a portfolio of insurance products and financial services in California and in foreign markets. In 1998 he co-founded KingThomason, Inc. and has served as a director and its corporate secretary since its inception.

        Jay Dee (JD) Shiverdaker. Mr. Shiverdaker founded Joint Venture Partners International, Inc., a venture capital firm, in 1986 and has been its president and chief executive officer since that time. From 1981 to 1986 he was president of Encore International, a Campbell, California, multinational computer disk research company which entered into a joint venture with two Japanese firms and formed Falcore Co., Inc., in Tokyo, Japan, which Mr. Shiverdaker managed until it was sold in 1986 to Kawasaki Steel Corporation. From 1978 to 1981 he was a co-founder and CEO of Dastek Corporation of Santa Clara, California, a thin-film (semiconductor process) computer disk read-write transducer and OEM disk drive manufacturer. From 1966 to 1978 he was employed by IBM in numerous senior-level sales, staff and international management and strategic planning positions in Texas and San Jose, California. He received a bachelors of business administration degree in 1966 at West Texas A&M University and completed an advanced master of business administration program in 1971 at Ohio State University.

        Matthew K. Baltz. Mr. Baltz received a bachelor of science degree in business administration in 1994 from California State University, Chico, California. He subsequently received several NASD Series licenses, a California Life Insurance license, and a Certified Estate Planner license. From June 1995 through 1997 he was the district manager in San Jose, California of Independent Capital Management, Inc. and a registered principal of SunAmerica Securities, Inc. of Concord, California. From 1998 until June 1999 he was the division manager of Independent Capital Management and a branch manager of SunAmerica Securities. In his four years with Independent Capital Management and SunAmerica Securities, he gained progressive experience managing financial consultants through his overseeing an office of 20 or more representatives. He personally managed more than 400 clients and over $23 million in assets. He staffed two Bay Area offices and hired, licensed, trained and supervised over 50 representatives. In July 1999 he joined KingThomason, Inc.

        Stuart A. Evans. Mr. Evans was employed from 1996 until April, 1999, as a division manager and from 1998 until April, 1999, as an acting regional manager of Independent Capital Management, Inc., a Southern California company engaged in the business of a financial services company. In these capacities he led the expansion of such company in opening offices outside of Southern California, interviewed over 500 candidates for management positions, salesmen and administrative staff and trained the company's staff in all aspects of office and client development. He holds NASD Series 7.24 and 65 licenses, is a certified estate planner and holds licenses to sell life, health and variable contract insurance policies. In April 1999, he joined KingThomason Financial Services, Inc. as its president and a director.

        Richard Michel. Mr. Michel has over 27 years of professional experience in the health insurance industry. After graduating from Syracuse University with a degree in business, he was employed as a medical claims administrator from 1974 to 1988. From 1988 to 1994 he was employed by Ventura County Foundation for Medical Care (California) as its director of marketing and public relations with regard to its managed care and related programs for over 40,000 insured members. From 1994 to the present he has served as the chief executive officer of Ventura County Foundation for Medical Care (California) and coordinated managed care programs serving over 1,500 health care providers. From 1995 to the present he has served also as the chief executive officer of Los Angeles Foundation for Medical Care (California) and coordinated managed care programs serving over 10,000 health care providers. From 1995 to the present he has served also as president of Cal-Centurion Management Insurance Company of Ventura, California and managed its operations with regard to group, individual, fully insured and self-insured health care programs as well as directing its physicians group networks and risk sharing programs. From 1995 to the present he has also served as president of Ventura Insurance Administrators of Ventura, California and served as a third party administrator for local, statewide and national health insurance employer groups. In January 2001 he joined KingThomason as a director of KingThomason Credit Card Services, Inc.

        Manley I. "Skip" Gray II. Mr. Gray has over 20 years of experience in the health care and health care insurance industries. From June 1973 until 1978 he was the sales manager of Great Southwest Dental Laboratories of Denver, Colorado and was responsible for sales of dental prosthetics in the Rocky Mountain region. From 1978 until February 1981 he was the general manager and a partner of Medical Dental Services of Denver, Colorado and managed all operations of nine dental offices in Colorado and Arizona. From February 1981 until October 1985 he was the director of dental plans for Blue Cross Blue Shield of Colorado. As such he designed, developed and implemented the first managed care dental plan in Colorado. From October 1985 until September 1986 he was the national director of dental sales of Cigna Corporation of Hartford, Connecticut, the largest dental insurance carrier in the country. From September 1986 until 1991 he was the vice president of marketing, professional relations, benefit design and rating for Dental Network of America, Chicago, Illinois. From 1991 until 1993 he was vice president of sales and marketing of dental plans for Health Management Systems, Inc. of Colorado Springs, Colorado, a subsidiary of Rocky Mountain Health Care which is associated with Blue Cross Blue Shield of Colorado, New Mexico and Nevada. From 1993 until 1995 he was the vice president for provider relations of California Dental Health Plan of Tustin, California, a company sold to Pacificare. From 1995 until June 1996 he was president of

Americas Managed Dental Plan of Costa Mesa, California. From June 1996 until June 1998 he was the Rocky Mountain regional vice president and executive director or Safeguard Health Plans of Denver, Colorado. From June 1998 until 2001 he was president of Preferred Dental Plan of Newport Beach, California. He joined KingThomason in January 2001 and will devote full time to KingThomason's dental insurance programs.

Remuneration of Directors and Officers.
--------------------------------------

        The Group.
        ---------

        Mr. Adams, the sole officer and director of The Group, has received and is receiving no compensation for his services for the company. No compensation is proposed to be paid to any officer or director of the company prior to the proposed merger with KingThomason.

        KingThomason.
        ------------

        The directors of KingThomason and its subsidiaries receive no compensation for their services as directors. The officers of KingThomason and its subsidiaries received from it an aggregate of $108,000 of compensation in the last fiscal year for their services in all capacities. Should the merger be effected, they shall become the officers of the post-merger company.

        Mr. King, the president of KingThomason, will receive a salary of $75,000 a year, as will Tom Thomason, the secretary of KingThomason.

        The following sets forth the remuneration received in the last three fiscal years by Mr. King, the president of KingThomason, in all capacities. No officer or employee has received total remuneration of $100,000 or more in any of such years.


                                                              Long Term Compensation
                                                              ----------------------
                                          Awards
                                    ------------
          Annual Compensation                      Securities
----------------------------------                 ----------
                                                   Underlying           Payouts
                                                   ----------    --------------
                      Other Annual  Restricted     Options/      LTIP           All Other
                      ------------  ----------     --------      ----           ---------
Year  Salary   Bonus  Compensation  Stock Awards   SARS          Payouts        Compensation
----  -------  -----  ------------  ------------   ----          -------        ------------

2000  34,500       0          0             0         0              0                  0

1999  18,000  16,000          0             0         0              0                  0
1998       0       0          0             0         0              0                  0

        Employment Contracts.
        --------------------

        KingThomason has no employment contracts with any employees.

        Stock Options.
        -------------

        KingThomason has adopted a stock option plan which shall survive the merger, the major provisions of which Plan are as follows:

        Options granted under the plan may be "employee incentive stock options" as defined under Section 422 of the Internal Revenue Code or non-qualified stock options, as determined by the option committee of the board of directors at the time of grant of an option. The plan enables the option committee of the board of directors to grant up to two million stock options to employees and consultants from time to time. The option committee has granted 332,000 options exercisable over the next five years.

Certain Relationships and Related Transactions.
----------------------------------------------

        The Group's Transactions with Insiders and Promoters.
        ----------------------------------------------------

        T.E. King II may be deemed to be an "insider" and "promoter" of The Group. SuperCorp has allowed him to purchase 375,000 shares of The Group at $0.001 a share, which shares are in addition to what he will receive on a pro rata basis with other SuperCorp stockholders through the spinoff, all as set forth above under "Transactions with Insiders" and "Management Information - Security Ownership of Certain Beneficial Owners and Management."

        KingThomason's  Transactions  with  Management.   Since  its  inception,
        ----------------------------------------------
KingThomason has had no material transactions with management.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

        Thomas J. Kenan, Esquire, counsel to The Group and a director of SuperCorp, is named in this Prospectus-Proxy Statement as having given an opinion on legal matters concerning the registration or offering of the securities described herein. Mr. Kenan's spouse, Marilyn C. Kenan, is the trustee and sole beneficiary of the Marilyn C. Kenan Trust, a testamentary trust that presently owns 50,000 shares of common stock of KingThomason. It also is the beneficial owner of 447,994 shares of common stock of SuperCorp. By reason of these ownerships, the trust shall become the beneficial owner of 134,527 shares of The Group by way of the merger and SuperCorp's distribution of the 1,312,500 spinoff shares to its stockholders. Mr. Kenan disclaims any beneficial ownership in the securities beneficially owned by his spouse's trust.

                                 INDEMNIFICATION

        Under Nevada corporation law, a corporation is authorized to indemnify officers, directors, employees and agents who are parties or threatened to be made parties to any civil, criminal, administrative or investigative suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of the corporation or are or were acting in the same capacity for another entity at the request of the corporation. Such indemnification includes reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

        With  respect  to  any  criminal   action  or  proceeding,   these  same
indemnification authorizations apply if these persons had no reasonable cause to believe their conduct was unlawful.

        In the case of any action by the corporation against such persons, the corporation is authorized to provide similar indemnification, but if any such persons should be adjudged to be liable for negligence or misconduct in the performance of duties to the corporation, the court conducting the proceeding must determine that such persons are nevertheless fairly and reasonably entitled to indemnification.

        To the extent any such persons are successful on the merits in defense of any such action, suit or proceeding, Nevada law provides that they shall be indemnified against reasonable expenses, including attorney fees. A corporation is authorized to advance anticipated expenses for such suits or proceedings upon an undertaking by the person to whom such advance is made to repay such advances if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

        Indemnification and payment of expenses provided by Nevada law are not deemed exclusive of any other rights by which an officer, director, employee or agent may seek indemnification or payment of expenses or may be entitled to under any by-law, agreement, or vote of stockholders or disinterested directors. In such regard, a Nevada corporation may purchase and maintain liability insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation.

        As a result of such corporation law, KingThomason or, should the proposed merger become effective, The Group may, at some future time, be legally obligated to pay judgments (including amounts paid in settlement) and expenses in regard to civil or criminal suits or proceedings brought against one or more of its officers, directors, employees or agents, as such, with respect to matters involving the proposed merger or, should the merger be effected, matters that occurred prior to the merger with respect to KingThomason.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                           FINANCIAL STATEMENTS INDEX

        The financial statements of The Group and of KingThomason appear as follows:

The KingThomason Group, Inc.
        Independent Auditors' Report..................................       F-1
        Balance Sheet December 31, 2000...............................       F-2
        Notes to Balance Sheet December 31, 2000......................       F-3

KingThomason, Inc. (a Nevada corporation)
        Independent Auditors' Report..................................       F-5
        Consolidated Balance Sheets at December 31, 2000..............       F-6
        Consolidated Statements of Operations for the years ended
               December 31, 1999 and December 31, 2000................       F-7
        Consolidated Statements of Cash Flows for the years ended
               December 31, 1999 and December 31, 2000................       F-8
        Consolidated Statements of Stockholders' Equity
               for the years ended December 31, 1999 and
               December 31, 2000......................................       F-9
        Notes to Financial Statements.................................      F-10

KingThomason, Inc. (a California corporation, acquired by KingThomason, Inc., a Nevada corporation, on December 31, 2000)
        Independent Auditors' Report .................................      F-20
        Balance Sheet at December 31, 2000 ...........................      F-21
        Statement of Operations for the year ended
               December 31, 2000 .....................................      F-22
        Statements of Cash Flows for the year ended
               December 31, 2000......................................      F-23
        Statement of Stockholders' Equity for the
               year ended December 31, 2000 ..........................      F-24
        Notes to Financial Statements ................................      F-25

KingThomason Financial Services, Inc., a California corporation
        Independent Auditors' Report .................................      F-32
        Balance Sheet at December 31, 2000 ...........................      F-33
        Statement of Operations for the year ended
               December 31, 2000 .....................................      F-34
        Statements of Cash Flows for the year ended
               December 31, 2000......................................      F-35
        Statement of Stockholders' Deficit for the
               year ended December 31, 2000 ..........................      F-36
        Notes to Financial Statements ................................      F-37

                          INDEPENDENT AUDITORS' REPORT



To the Director and Stockholders
  The KingThomason Group, Inc.



        We have audited the balance sheet of The KingThomason Group, Inc., a majority-owned subsidiary of SuperCorp, Inc. and a development stage company, as of December 31, 2000. This balance sheet is the responsibility of the company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of The KingThomason Group, Inc. as of December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.


                                     /S/ HOGAN & SLOVACEK


Oklahoma City, Oklahoma
May 7, 2001

                          THE KINGTHOMASON GROUP, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET

                                DECEMBER 31, 2000



ASSETS

   Cash - on deposit in trust account                           $1,213
                                                                ======



STOCKHOLDER'S EQUITY

   Preferred stock - Authorized 10,000,000 shares,
      $0.001 par value - none issued

   Common stock - 40,000,000 shares authorized,
      $0.001 par value, 1,687,500 shares issued                  1,213
                                                                 -----

                                                                $1,213
                                                                ======



                     The accompanying notes are an integral
                           part of this balance sheet.

                          THE KINGTHOMASON GROUP, INC.
                          ----------------------------
                          (A Development Stage Company)

                             NOTES TO BALANCE SHEET
                             ----------------------
                                DECEMBER 31, 2000
                                -----------------


(1)     ORGANIZATION

        The KingThomason Group, Inc. (the Company) was organized in accordance with the General Corporation Act of the State of Nevada on November 8, 2000, for the purpose of merging with KingThomason, Inc. (KingThomason), a Nevada corporation. The Company has no business operations or significant capital and has no intention of engaging in any active business until it merges with KingThomason. Should the merger not occur, the Company would seek other business opportunities, and if none were found, could be dissolved within 18 months by a vote of the majority of its common stockholders. The company is a development-stage company organized for the merger described below.

        The sole officer and director of the Company is a stockholder, president and director of SuperCorp Inc., the Company's parent.

        Stock of the Company is owned 77.8 percent by SuperCorp Inc. and 22.2 percent by one insider. The 77.8 percent of the stock owned by SuperCorp Inc. will be distributed to its stockholders upon the effectiveness of the registration statements to be filed with the Securities and Exchange Commission and a favorable vote of SuperCorp Inc.'s stockholders on the proposed merger. The distributed stock will initially be held in escrow according to an Escrow Agreement dated ________________, 2001, among SuperCorp Inc., the Company, and BancFirst, N.A. of Oklahoma City, Oklahoma.

(2)     MERGER AGREEMENT

        The Company agreed on January 15, 2001, to merge with KingThomason. KingThomason is an operating company in the business of designing and marketing insurance and financial services for niche markets. The Company will be the surviving corporation (Survivor), but KingThomason will elect all directors and officers of the Survivor. All currently outstanding stock of KingThomason in the hands of its stockholders will be cancelled and converted into 13,312,500 shares of Common Stock of the Company when the merger is effective. The merger of KingThomason and the Company should qualify as a nontaxable reorganization under the tax laws of the United States.

        The merger is contingent upon the effectiveness of the registration statements, and upon the stockholders of the Company and KingThomason approving the proposed merger. Because the Company is only a corporate shell and not an operating entity, the proposed merger will be accounted for as if KingThomason recapitalized. Additionally, the historical financial statements for the Company prior to the merger will be those of KingThomason. Upon completion of the proposed merger, KingThomason will own 13,312,500 shares of Common Stock of the Company or 88.75% of its voting shares. The fiscal year of the Company will be December 31.

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders and Board of Directors
KingThomason, Inc.:

        We have audited the accompanying consolidated balance sheet of King Thomason, Inc., a Nevada Corporation and the subsidiaries (the "Company") as of December 31, 2000 and the related statements of operations, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The financial statements as of December 31, 1999 and for the year then ended were audited by another auditor whose report dated October 24, 2000, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of KingThomason, Inc. and subsidiaries as of December 31, 2000 and the consolidated results of their operations and their consolidated cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ Kabani & Company, Inc.

KABANI & COMPANY, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Fountain Valley, California
March 29, 2001

                               KINGTHOMASON, INC.
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2000



                                   ASSETS                   2000
                                   ------                ----------
  CURRENT ASSETS:
   Cash & cash equivalents                             $    184,049
   Commissions receivable                                   191,530
                                                         ----------
           Total current assets                             375,579

  PROPERTY AND EQUIPMENT, net                                44,668

  OTHER ASSETS:
   Deposits                                                  23,032
                                                         ----------
                                                       $    443,279
                                                         ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

  CURRENT LIABILITIES:
   Accrued expenses                                    $     36,288
   Loan from officer                                          9,590
   Note payable, related parties-current                     88,000
   Note payable, Others                                      15,286
                                                         ----------
           Total current liabilities                        149,164

  Note Payable, Others - Long term                           56,954

  COMMITMENTS

  STOCKHOLDERS' EQUITY
   Common stock, $.00001 par value;
      100,000,000 shares authorized; in 2000
      13,312,500 shares issued and outstanding
      in 2000                                                13,312
   Additional paid in capital                               311,210
   Retained Earnings                                        (29,361)
                                                         ----------
                                                            295,161
   Less: Subscription receivable                            (58,000)
                                                         ----------
           Total stockholders' equity                       237,161
                                                         ----------
                                                       $    443,279
                                                         ==========

                  The accompanying notes are an integral part of these consolidated financial statements.

                               KINGTHOMASON, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE YEARS ENDED DECEMBER 31, 2000 & 1999


                                                      2000             1999
                                                   ---------         ---------

   Revenues
       Securities commission                      $  292,667        $  126,443
       Insurance commission                          231,516           184,431
                                                    --------          --------
                   Net revenues                      524,183           310,874

   Total operating expenses                          517,612           302,834
                                                    --------          --------

   Income from Operations                              6,571             8,040
                                                    --------          --------

   Non-Operating Income (expense):
                   Interest income                     3,843               750
                   Interest expense                  (14,071)           (5,433)
                   Miscellaneous                      22,702                 -
                                                    --------          --------
   Income before income taxes                         19,045             3,357

   Provision for income taxes                          1,600             1,600
                                                    --------          --------

   Net Income                                     $   17,445        $    1,757
                                                    ========          ========

   Basic & diluted weighted average number of       --------          --------
       common stock outstanding                      177,567            47,000
                                                    ========          ========
                                                    --------          --------
   Basic & diluted net income per share           $     0.10        $     0.04
                                                    ========          ========

                  The accompanying notes are an integral part of these consolidated financial statements.

                               KINGTHOMASON, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED DECEMBER 31, 2000 & 1999

                                                              2000        1999
                                                            --------   --------

  CASH FLOWS FROM OPERATING ACTIVITIES:
     Net Income                                            $  17,445   $  1,757
     Adjustments to reconcile net income to net cash used
     operating activities:
       Depreciation and amortization                          10,766      8,382
       (Increase) / decrease in current assets:
                    Commissions receivable                  (179,561)   (11,968)
                    Prepaid expenses                           9,177          -
                    Other assets                                   -    (32,210)
        Increase / (decrease) in current liabilities:
                    Accrued expenses                          28,271      8,017
                                                            --------    -------
        Net cash used in operating activities               (113,902)   (26,022)
                                                            --------    -------
  CASH FLOWS FROM INVESTING ACTIVITIES
        Acquisition of property & equipment                   (5,460)   (51,581)
                                                            --------    -------

  CASH FLOWS FROM FINANCING ACTIVITIES:
        Dividends paid                                             -    (40,000)
        Net proceeds from Loans                              (13,110)   174,350
        Proceeds from sale of common stock                   219,522     40,000
                                                            --------    -------
        Net cash provided by financing activities            206,412    174,350
                                                            --------    -------

  NET INCREASE IN CASH & CASH EQUIVALENT                      87,050     96,747

  CASH & CASH EQUIVALENTS, BEGINNING BALANCE                  96,999        252
                                                            --------    -------
  CASH & CASH EQUIVALENTS, ENDING BALANCE                  $ 184,049   $ 96,999
                                                            ========    =======

                  The accompanying notes are an integral part of these consolidated financial statements.

                               KINGTHOMASON, INC.
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 2000


                                                       Common Stock                                              Total
                                            -------------------------------------
                                            Number of                  Additional   Subscription   Retained   Stockholders'
                                             Shares         Amount      paid in      Receivable    Earnings       Equity
                                            ---------     ---------    ----------   ------------   --------   -------------

 Balance as on  January 1, 2000                47,000        47,000             -              -     (46,806)           194

 Recapitalization upon merger              13,181,500       (33,772)       101,294             -           -         67,522

 Issuance of shares under Reg. D filings       84,000            84        209,916        (58,000)         -        152,000

 Net Income for the year                            -             -              -              -     17,445         17,445
                                           -----------      ---------    ----------        --------   -------     ----------

 Balance, December 31, 2000                 13,312,500     $  13,312     $  311,210        (58,000)   (29,361)       237,161
                                           ===========      =========    ==========        ========   =======     ==========


 * Represents combined balances of subsidiaries

                  The accompanying notes are an integral part of these consolidated financial statements.

                               KING THOMASON, INC.
                          NOTES TO FINANCIAL STATEMENTS
                            DECEMBER 31, 2000 & 1999


1.      DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

King Thomason, Inc. ("the Company"), was incorporated in the state of Nevada on July 21, 2000. The Company's activities from inception until December 31, 2000 consisted primarily of reviewing possible business opportunities and developing the business model. The Company through its subsidiaries had revenue for the year ended December 31, 2000.

Pursuant to  reorganization  agreement  dated  December  31,  2000,  the Company
acquired  one  hundred   percent  (100%)  of  the  common  shares  of  following
subsidiaries:

(1)     King Thomason, Inc. (KTI):

KTI was incorporated in the state of California on September 11, 1998 to market and sale cash security retirement plan and personal lines of insurance including homeowners and automobile. KTI's activities from inception until 2000 consisted primarily of acting as a broker for insurance companies working on commission.

(2)     King Thomason Financial Services, Inc. (KTFS):

KTFS was incorporated in the state of California on April 7, 1999, to market and sale financial and estate planning service, assets management services and sale of stocks and mutual funds.

(3)     King Thomason Insurance Marketing, Inc. (KTIM):

KTIM was incorporated in the state of California on January 28, 2000 to market and sale insurance policies. The Company did not have any activity since its inception.

(4)     King Thomason National Limousine Program, Inc. (KTNL):

KTNL was  incorporated  in the state of  California on August 17, 2000 to market
and  sale  physical  damage  and  liability   insurance  program  for  limousine
companies. The Company did not have any activity since its inception.

(5)     King Thomason Credit Card Services, Inc. (KTCC):

KTCC was incorporated in the state of California on January 28, 2000 to underwrite and issue of a private label credit card for use with its medical and dental insurance products. The Company did not have any activity since its inception.

(6)     King Thomason Franchising, Inc. (KTFI):

KTFI was incorporated in the state of California on August 17, 2000 to franchise a "Franchise store" to offer and sell various financial and insurance products. The Company did not have any activity since its inception.

                              KING THOMASON, INC.
                          NOTES TO FINANCIAL STATEMENTS
                            DECEMBER 31, 2000 & 1999

(7)     King Thomason Insurance Company, Inc. (KTIC):

KTIC was incorporated in the state of California on January 28, 2000, to market and sale Medical insurance policies. The Company did not have any activity since its inception.

(8)     King Thomason Independent Mortgage, Inc. (KTIMI):

KTIMI was incorporated in the state of California on January 28, 2000, to market and sale mortgage services. The Company did not have any activity since its inception.

(9)     King Thomason Asset Management, Inc. (KTAM):

KTAM was incorporated in the state of California on January 28, 2000, to market and sale proprietary index mutual funds. The Company did not have any activity since its inception.

(10)    King Thomason Investment Card, Inc. (KTICI):

KTICI was incorporated in the state of California on January 28, 2000, to market and sale investment credit card. The Company did not have any activity since its inception.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of King Thomason, Inc. and its 100% wholly owned subsidiaries, KTI & KTFS. There was no activity for the year ended December 31, 2000 for KTIM, KTNL, KTCC, KTFI, KTIC, KTIMI, KTAM and KTICI. All significant inter-company accounts and transactions have been eliminated in consolidation. The acquisition of subsidiaries has been accounted for as a purchase and treated as a reverse acquisition since the former owners of subsidiaries controlled majority of the total shares of common stock of the Company outstanding immediately following the acquisition on December 31, 2000 (See note #9). The historical results for the year ended December 31, 2000 include both the Company and the subsidiaries (KTI & KTFS) while the historical results for year ended December 31, 1999 include only subsidiaries (KTI & KTFS).

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                              KING THOMASON, INC.
                          NOTES TO FINANCIAL STATEMENTS
                            DECEMBER 31, 2000 & 1999

Commission receivable

Commission receivable represents amount receivable from insurance companies for the commission for insurance policies and annuity sold.

Property & Equipment

Property and equipment is carried at cost. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged to expense as incurred.

Income taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income (loss). Valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Basic and diluted net loss per share

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Stock-based compensation

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The implementation of this standard did not have any impact on its financial statements.

                              KING THOMASON, INC.
                          NOTES TO FINANCIAL STATEMENTS
                            DECEMBER 31, 2000 & 1999

Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Segment Reporting

Statement of financial accounting standards No. 131, Disclosures about segments of an enterprise and related information (SFAS No. 131), which superceded statement of financial accounting standards No. 14, Financial reporting for segments of a business enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances.

The Company allocates resources and assesses the performance of its sales activities as one segment. During the year ended December 31, 2000, the Company only operated in one segment since most of its revenue is generated through commission income, therefore segment disclosure has not been presented.

Web site development costs

In March 2000, the Emergency Issues Task Force (EITF) of FASB issued its consensus under EITF-00-02. Per the consensus, certain costs incurred in the development of a Web site should be capitalized. According to the EITF, those costs incurred in developing a software program should be capitalized in accordance with Statement of Position (SOP) 98-1, "Accounting for the costs of Computer Software Developed or obtained for internal use". Capitalization of software development costs begins upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future revenues, estimated economic life, and changes in software and hardware technologies. The Company expenses web site development costs, which are allocated for preliminary project development, web site general and maintenance.

                              KING THOMASON, INC.
                          NOTES TO FINANCIAL STATEMENTS
                            DECEMBER 31, 2000 & 1999

Costs of start-up activities

In April 1998, the ASEC of AICPA issued SOP No. 98-5, "Reporting on the costs of start-up activities", effective for fiscal years beginning after December 15, 1998. SOP 98-5 requires the costs of start-up activities and organization costs to be expensed as incurred. The implementation of this standard did not have a material impact on its financial statements.

Revenue Recognition

Revenue Recognition Revenue is recognized when earned. Commission income is recognized as of the effective date of the policy. Adjustments to commissions are recognized in the year in which they occur. Cost of revenue includes direct costs to market and sale various products. Research and development costs are expensed as incurred.

During the year ended December 31, 2000, the Company earned commission on securities transaction consummated through a Broker Dealer. The Securities commission and related revenue and expense associated with the Company's securities business are recorded on a settlement date basis.

Allowance for doubtful accounts

In determining the allowance to be maintained, management evaluates many factors including industry and historical loss experience. The allowance for doubtful accounts is maintained at an amount management deems adequate to cover estimated losses. The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required.

Concentration of credit risk

The Company deposits its cash with one bank in California which at times exceeds $100,000. The Federal Deposit Insurance Corporation protects up to $100,000.

Advertising

The Company expenses advertising costs as incurred.

Accounting developments

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133 "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded on the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS No. 133, as amended by SFAS No. 137 and SFAS No. 138, is effective for fiscal quarters of fiscal years beginning after June 15, 2000. This statement is not applicable to the Company.

                               KING THOMASON, INC.
                          NOTES TO FINANCIAL STATEMENTS
                            DECEMBER 31, 2000 & 1999

In June 1999, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 136, "Transfer of Assets to a Not-for-Profit Organization or Charitable Trust that Raises or Holds Contributions for Others." This statement is not applicable to the Company.

In June 1999, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 137, "Accounting for Derivative Instruments and Hedging Activities." The Company does not expect adoption of SFAS No. 137 to have a material impact, if any, on its financial position or results of operations.

In June 2000, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 138, "Accounting for Certain Instruments and Certain Hedging Activities." This statement is not applicable to the Company.

In June 2000, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 139, "Rescission of FASB Statement No. 53 and Amendments to
Statements No. 63, 89, and 121." This statement is not applicable to the Company.

In September 2000, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of FASB Statement No. 125." This statement is not applicable to the Company.

In December 1999, the Securities and Exchange Commission (the "SEC") issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." SAB No. 101 summarizes the SEC's views on the application of GAAP to revenue recognition. In June 2000, the SEC released SAB No. 101B that delays the implementation date of SAB 101 until no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. The Company has reviewed SAB No. 101 and believes that it is in compliance with the SEC's interpretation of revenue recognition.

In March 2000, the FASB issued FASB Interpretation No. 44 ("FIN 44") "Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25". FIN 44 clarifies the application of Opinion 25 for (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence for various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain provisions cover specific events that occur after either December 15, 1998,or January 12, 2000. The adoption of certain other provisions of FIN 44 prior to March 31, 2000 did not have a material effect on the financial statements. The Company does not expect that the adoption of the remaining provisions will have a material effect on the financial statements.

                              KING THOMASON, INC.
                          NOTES TO FINANCIAL STATEMENTS
                            DECEMBER 31, 2000 & 1999

3.      PROPERTY AND EQUIPMENT

                Furniture, fixture and Equipment          $  63,222
                Less: Accumulated depreciation               18,554
                                                           --------
                                                          $  44,668
                                                           ========

4.      LOAN FROM OFFICERS

The loan is due on demand, unsecured and bears an interest rate of 6% per year.


5.      NOTES PAYABLE - RELATED PARTIES

The Company has notes payable to two shareholders amounting $88,000 as on December 31, 2000. The notes are due on demand, unsecured and bear interest rate of 10% per year.


6.      NOTE PAYABLE - OTHERS

The Company has a note payable  amounting  $72,240 as on December 31, 2000.  The note is payable by December 15, 2004. The note is unsecured and bears an interest rate of 5.8% per year. Per the agreement, the note will be forgiven @20% of the original balance per year, subject to the Company meeting certain production requirements. Following is the maturity schedule of the note:

                       Year ended December 31            Amount
                       ----------------------          ---------
                               2001                   $   18,060
                               2002                       18,060
                               2003                       18,060
                               2004                       18,060
                                                       ---------
                              Total                   $   72,240
                                                       =========


7.      INCOME TAXES

Through December 31, 2000, the Company had no operation of its own, therefore no provision for income tax had been provided.

The subsidiaries of the Company have elected, under the Internal Revenue Code and the State of California, to be an S-corporation for federal income tax purposes. In lieu of corporation income taxes, the stockholders of an S-corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no income tax provision, other than the minimum franchise income tax for the State of California, has been recorded.

                              KING THOMASON, INC.
                          NOTES TO FINANCIAL STATEMENTS
                            DECEMBER 31, 2000 & 1999

8.      STOCKHOLDERS' EQUITY

On September 25, 2000, the Company sold 84,000 common shares pursuant to Regulation D for an aggregate consideration of $210,000, which included subscription receivable of $58,000 for 43,000 common shares.

On December 31, 2000, the Company issued 13,228,500 shares of common stock pursuant to a merger agreement between the Company and ten (10) affiliated Companies, related through common ownership (see note 9).



9.      ACQUISITION

Effective December 31, 2000, the Company acquired all of the outstanding stock of following companies which became a wholly owned subsidiaries of the Company:

King Thomason, Inc.

King Thomason Financial Services, Inc.

King Thomason Insurance Marketing, Inc.

King Thomason National Limousine Program, Inc.

King Thomason Credit Card Services, Inc.

King Thomason Franchising, Inc.

King Thomason Insurance Company, Inc. (KTIC):

King Thomason Independent Mortgage, Inc. (KTIMI):

King Thomason Asset Management, Inc. (KTAM):

King Thomason Investment Card, Inc. (KTICI):


The acquisition was consummated by issuance of 1,322,850 new capital shares to the shareholders of each company. The Company issued a total of 13,228,500 shares for acquisition of these companies. The acquisition has been accounted for as a purchase and treated as a reverse acquisition since the former owners of subsidiaries controlled 100% of the total shares of common stock of the Company outstanding immediately following the acquisition on December 31, 2000. The historical results for the year ended December 31, 2000 include King Thomason, Inc. and its subsidiaries of King Thomason, Inc (CA) and King Thomason Financial Services, Inc. The other eight acquired subsidiaries did not have any operations since their inceptions.

                              KING THOMASON, INC.
                          NOTES TO FINANCIAL STATEMENTS
                            DECEMBER 31, 2000 & 1999

10.     MAJOR CUSTOMERS

During the year ended December 31, 2000, a majority of the Company's insurance commission income was from one major service provider, which accounted for approximately 87% of total insurance commission income. 85% of commission receivable is from that service provider. During the year ended December 31, 2000, a majority of the Company's securities commission income was from one major service provider, which accounted for approximately 85% of total securities commission income. The Company extends credit to its customers based upon its assessment of their credit worthiness and generally does not require collateral. Credit losses have not been significant.


11.     SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid $1,600 for income tax in the year ended December 31, 2000. The Company paid $0 for interest during the year ended December 31, 2000.



12.     COMMITMENTS

The company leases its office facility under a five-year lease which commenced July 15, 1999. Monthly rental under the lease is $7,677. Minimum annual rentals for five years subsequent to December 31, 2000 are as follows:

                         Year ended December 31,             Amount
                         ----------------------            ----------
                             2001                           $  92,127
                             2002                              92,127
                             2003                              92,127
                             2004                              61,418
                                                           ----------
                            Total                           $ 337,799
                                                           ==========

13.      SUBSEQUENT EVENT

The Company agreed on January 15, 2001, to merge with KingThomason Group, Inc. (a Nevada Company) ("KTGNV"). KTGNV was organized in accordance with the General Corporation Act of the State of Nevada on November 8, 2000, for the purpose of merging with the Company. The KTGNV has no business operations or significant capital and could be dissolved within 18 months by a vote of the majority of its common stockholders, should the merger with company does not occur. KTGNV is a development-stage company.

                              KING THOMASON, INC.
                          NOTES TO FINANCIAL STATEMENTS
                            DECEMBER 31, 2000 & 1999

After the merger, KTGNV will be the surviving corporation (Survivor), but the Company will elect all directors and officers of the Survivor. All currently outstanding stock of the Company will be cancelled and converted into 13,312,500 shares of Common Stock of KTGNV.

The merger is contingent upon the effectiveness of the registration statements, and upon the stockholders of the Company and KTGNV approving the proposed merger. Upon completion of the proposed merger, the Company will own 13,312,500 shares of Common Stock of KTGNV or 88.75% of its voting shares.

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders and Board of Directors
KingThomason, Inc. (California):

We have audited the accompanying balance sheet of KingThomason, Inc., a California Corporation (the "Company") as of December 31, 2000 and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KingThomason, Inc. (California) as of December 31, 2000 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ Kabani & Company, Inc.

KABANI & COMPANY, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Fountain Valley, California
March 29, 2001

                        KINGTHOMASON , INC. (California)
                                  BALANCE SHEET
                                DECEMBER 31, 2000



                                     ASSETS
                                     ------

    CURRENT ASSETS:
        Cash & cash equivalents                             $    169,440
        Commissions receivable                                   164,432
        Due from affiliate                                        62,800
                                                              ----------
                  Total current assets                           396,672

    PROPERTY AND EQUIPMENT, net                                    4,982
                                                              ----------

                                                            $    401,654
                                                              ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

    CURRENT LIABILITIES:
        Accrued expenses                                    $     22,164
        Loan from officer                                          9,590
        Due to affiliate                                         152,000
        Note payable-current                                      88,000
                                                              ----------
                  Total current liabilities                      271,754

    STOCKHOLDERS' EQUITY
        Common stock, no par value;
           10,000,000 shares authorized;
           1,322,850 shares issued and outstanding                24,683
        Retained Earnings                                        105,217
                                                              ----------
                  Total stockholders' equity                     129,900
                                                              ----------
                                                            $    401,654
                                                              ==========

                  The accompanying notes are an integral part of these consolidated financial statements.

                        KINGTHOMASON, INC. (California)
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000




    Revenues
        Insurance commission                    $     247,007

    Total operating expenses                          163,965
                                                 ------------
    Income from Operations                             83,042

    Non-Operating Income (expense):
               Interest income                          3,225
               Interest expense                        (9,121)
               Miscellaneous                               91
                                                 ------------
    Income before income taxes                         77,237

    Provision for income taxes                            800
                                                 ------------
    Net Income                                  $      76,437
                                                 ============

                  The accompanying notes are an integral part of these consolidated financial statements.

                        KINGTHOMASON, INC. (California)
                            STATEMENTS OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2000


   CASH FLOWS FROM OPERATING ACTIVITIES:
      Net Income                                                   $  76,437
      Adjustments to reconcile net income to net cash used
      operating activities:
         Depreciation and amortization                                 2,240
         (Increase) / decrease in current assets:
                      Commissions receivable                        (157,017)
                      Prepaid expenses                                 1,500
         Increase / (decrease) in current
                      Accrued expenses                                17,864
                                                                     --------
         Net cash used in operating activities                       (58,976)
                                                                     --------

   CASH FLOWS FROM INVESTING ACTIVITIES
         Acquisition of property & equipment                          (2,534)
                                                                     --------

   CASH FLOWS FROM FINANCING ACTIVITIES:
         Net proceeds from Loans                                     145,500
         Proceeds from sale of common stock                           17,683
         Advance subscription                                              -
                                                                     --------
         Net cash provided by financing activities                   163,183
                                                                     --------

   NET INCREASE IN CASH & CASH EQUIVALENT                            101,673

   CASH & CASH EQUIVALENTS, BEGINNING BALANCE                         67,767
                                                                     --------

   CASH & CASH EQUIVALENTS, ENDING BALANCE                         $ 169,440
                                                                     ========


                  The accompanying notes are an integral part of these consolidated financial statements.

                         KINGTHOMASON, INC. (California)
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 2000


                                               Common Stock                           Total
                                      -------------------------
                                        Number of                       Retained  Stockholders'
                                         Shares         Amount          Earnings     Equity
                                      ---------       ---------        ---------  -------------

 Balance as on January 1, 2000              926       $  7,000        $   28,780   $  35,780

 Issuance of shares                   1,321,924         17,683                 -      17,683

 Net Income for the year                      -              -            76,437      76,437
                                      ---------        -------         ---------    --------

 Balance, December 31, 2000           1,322,850       $ 24,683        $  105,217   $ 129,900
                                      =========        =======         =========    ========

                  The accompanying notes are an integral part
                   of these consolidated financial statements.

                        KING THOMASON, INC. (California)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000



1.      DESCRIPTION OF BUSINESS

King Thomason, Inc. (California) ("the Company") was incorporated in the state of California on September 11, 1998 to market and sale cash security retirement plan and personal lines of insurance including homeowners and automobile. KTI's activities from inception until 2000 consisted primarily of acting as a broker for insurance companies working on commission.

Pursuant to a reorganization agreement dated December 31, 2000, King Thomason, Inc., a Nevada Corporation, acquired one hundred percent (100%) of the common shares of the Company for 1,322,850 shares of King Thomason, Inc., (Nevada).


2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Commission receivable

Commission receivable represents amount receivable from insurance companies for the commission for insurance policies and annuity sold.

Property & Equipment

Property and equipment is carried at cost. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged to expense as incurred.

Income taxes

The Company has elected for federal income tax purposes, under the Internal Revenue Code and the State of California, to be an S-corporation. In lieu of corporation income taxes, the stockholders of an S-corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no income tax provision, other than the minimum franchise income tax for the State of California, has been recorded.

                        KING THOMASON, INC. (California)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

Stock-based compensation

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The implementation of this standard did not have any impact on its financial statements.

Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Reporting segments

Statement of financial accounting standards No. 131, Disclosures about segments of an enterprise and related information (SFAS No. 131), which superceded statement of financial accounting standards No. 14, Financial reporting for segments of a business enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances. The implementation of this standard did not have a material impact on its financial statements.

Web site development costs

In March 2000, the Emergency Issues Task Force (EITF) of FASB issued its consensus under EITF-00-02. Per the consensus, certain costs incurred in the development of a Web site should be capitalized. According to the EITF, those costs incurred in developing a software program should be capitalized in accordance with Statement of Position (SOP) 98-1, "Accounting for the costs of Computer Software Developed or obtained for internal use". Capitalization of software development costs begins upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future revenues, estimated economic life, and changes in software and hardware technologies. The Company expenses web site development costs, which are allocated for preliminary project development, web site general and maintenance.

                        KING THOMASON, INC. (California)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

Costs of start-up activities

In April 1998, the ASEC of AICPA issued SOP No. 98-5, "Reporting on the costs of start-up activities", effective for fiscal years beginning after December 15, 1998. SOP 98-5 requires the costs of start-up activities and organization costs to be expensed as incurred. The implementation of this standard did not have a material impact on its financial statements.

Revenue Recognition

Revenue is recognized when earned. Commission income is recognized as of the effective date of the policy. Adjustments to commissions are recognized in the year in which they occur. Cost of revenue includes direct costs to market and sale of various products. Research and development costs are expensed as incurred.

Allowance for doubtful accounts

In determining the allowance to be maintained, management evaluates many factors including industry and historical loss experience. The allowance for doubtful accounts is maintained at an amount management deems adequate to cover estimated losses. The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required.

Concentration of credit risk

The Company deposits its cash in one bank in California. The Federal Deposit Insurance Corporation protects up to $100,000.

Advertising

The Company expenses advertising costs as incurred.

Accounting developments

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133 "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded on the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS No. 133, as amended by SFAS No. 137 and SFAS No. 138, is effective for fiscal quarters of fiscal years beginning after June 15, 2000. This statement is not applicable to the Company.

                        KING THOMASON, INC. (California)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

In June 1999, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 136, "Transfer of Assets to a Not-for-Profit Organization or Charitable Trust that Raises or Holds Contributions for Others." This statement is not applicable to the Company.

In June 1999, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 137, "Accounting for Derivative Instruments and Hedging Activities." The Company does not expect the adoption of SFAS No. 137 to have a material impact, if any, on its financial position or results of operations.

In June 2000, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 138, "Accounting for Certain Instruments and Certain Hedging Activities." This statement is not applicable to the Company.

In June 2000, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 139, "Rescission of FASB Statement No. 53 and Amendments to
Statements No. 63, 89, and 121." This statement is not applicable to the Company.

In September 2000, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of FASB Statement No. 125." This statement is not applicable to the Company.

In December 1999, the Securities and Exchange Commission (the "SEC") issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." SAB No. 101 summarizes the SEC's views on the application of GAAP to revenue recognition. In June 2000, the SEC released SAB No. 101B that delays the implementation date of SAB 101 until no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. The Company has reviewed SAB No. 101 and believes that it is in compliance with the SEC's interpretation of revenue recognition.

In March 2000, the FASB issued FASB Interpretation No. 44 ("FIN 44") "Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25". FIN 44 clarifies the application of Opinion 25 for (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence for various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain provisions cover specific events that occur after either December 15, 1998,or January 12, 2000. The adoption of certain other provisions of FIN 44 prior to March 31, 2000 did not have a material effect on the financial statements. The Company does not expect that the adoption of the remaining provisions will have a material effect on the financial statements.

                        KING THOMASON, INC. (California)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000


3.      PROPERTY AND EQUIPMENT

               Furniture, fixture and Equipment            $   12,032
               Less: Accumulated depreciation                   7,050
                                                           ----------
                                                           $    4,982
                                                           ==========

4.      DUE FROM (TO) AFFILIATES

Due from (to) affiliates represents amounts receivable from or payable to affiliates (related through common ownership). The amounts are due on demand, interest free and unsecured.


5.      LOAN FROM OFFICERS

The loan is due on demand, unsecured and bears an interest rate of 6% per year.


6.      NOTES PAYABLE - RELATED PARTIES

The Company has notes payable to two shareholders. The notes are due on demand, unsecured and bear interest rate of 10% per year.


7.      STOCKHOLDERS' EQUITY

During 2000, the Company issued 1,321,924 shares for $17,683. On December 31, 2000, the stockholders of the Company authorized a reverse stock split of the Company's common stock in the ratio up to one share for 7.56. Such reverse split became effective in December 2000. The net loss per common share has been restated to retroactively affect a reverse stock split. After the reverse split, there were 1,322,850 shares outstanding.


8.      ACQUISITION OF THE COMPANY

Effective December 31, 2000, King Thomason, Inc., a Nevada Corporation, acquired all of the outstanding stock of the Company and following other affiliates:

King Thomason Financial Services, Inc.

King Thomason Insurance Marketing, Inc.

King Thomason National Limousine Program, Inc.

                        KING THOMASON, INC. (California)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

King Thomason Credit Card Services, Inc.

King Thomason Franchising, Inc.

King Thomason Insurance Company, Inc. (KTIC):

King Thomason Independent Mortgage, Inc. (KTIMI):

King Thomason Asset Management, Inc. (KTAM):

King Thomason Investment Card, Inc. (KTICI):


The acquisition was consummated by issuance of 1,322,850 new capital shares to the shareholders of each company. The King Thomason, Inc., (Nevada) issued a total of 13,228,500 shares for acquisition of these companies. The acquisition has been accounted for as a purchase and treated as a reverse acquisition since the former owners of subsidiaries controlled 100% of the total shares of common stock of King Thomason, Inc., (Nevada) outstanding immediately following the acquisition on December 31, 2000.



9.         MAJOR CUSTOMERS

During the year ended December 31, 2000, a majority of the Company's insurance commission income was from one major service provider, which accounted for approximately 87% of total insurance commission income. 85% of commission receivable was from that service provider. The Company extends credit to its customers based upon its assessment of their credit worthiness and generally does not require collateral. Credit losses have not been significant.


10.        SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid $0 for income tax in the year ended December 31, 2000. The Company paid $ 0 for interest during the year ended December 31, 2000.

The Cash flow statements do not include effect of reverse stock split.

                        KING THOMASON, INC. (California)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

11.        SUBSEQUENT EVENT

King Thomason, Inc (the parent company) (KTI) agreed on January 15, 2001, to merge with KingThomason Group, Inc. (a Nevada Company) ("KTGNV"). KTGNV was organized in accordance with the General Corporation Act of the State of Nevada on November 8, 2000, for the purpose of merging with KTI. KTGNV has no business operations or significant capital and could be dissolved within 18 months by a vote of the majority of its common stockholders, should the merger with KTI does not occur. KTGNV is a development-stage company.

After the merger, KTGNV will be the surviving corporation (Survivor), but KTI will elect all directors and officers of the Survivor. All currently outstanding stock of KTI will be cancelled and converted into 13,312,500 shares of Common Stock of KTGNV.

The merger is contingent upon the effectiveness of the registration statements, and upon the stockholders of KTI and KTGNV approving the proposed merger. Upon completion of the proposed merger, KTI will own 13,312,500 shares of Common Stock of KTGNV or 88.75% of its voting shares.

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders and Board of Directors
KingThomason Financial Services, Inc.:

We have audited the accompanying balance sheet of KingThomason Financial Services, Inc., a California Corporation (the "Company") as of December 31, 2000 and the related statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KingThomason Financial Services, Inc. as of December 31, 2000 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ Kabani & Company, Inc.

KABANI & COMPANY, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Fountain Valley, California
March 29, 2001

                      KINGTHOMASON FINANCIAL SERVICES, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 2000



                                     ASSETS
                                     ------
  CURRENT ASSETS:
   Cash & cash equivalents                                $    14,609
   Commissions receivable                                      27,098
                                                           ----------
       Total current assets                                    41,707
                                                           ----------

  PROPERTY AND EQUIPMENT, net                                  39,686

  OTHER ASSETS:
   Deposits                                                    23,032
                                                           ----------
                                                          $   104,425
                                                           ==========


                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------

  CURRENT LIABILITIES:
   Accrued expenses                                       $    14,123
   Due to affiliate                                            62,800
   Note payable-current                                        15,286
                                                           ----------
       Total current liabilities                               92,209

  Note Payable - Long term                                     56,954

  COMMITMENTS

  STOCKHOLDERS' DEFICIT
   Common stock, no par par value;
      10,000,000 shares authorized;
      1,322,850 shares issued and outstanding                  89,839
   Accumulated deficit                                       (134,577)
                                                           ----------
        Total stockholders' deficit                           (44,738)
                                                           ----------
                                                          $   104,425
                                                           ==========

                  The accompanying notes are an integral part of these consolidated financial statements.

                                      F-33


                      KINGTHOMASON FINANCIAL SERVICES, INC.
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000



   Revenues
       Securities commission                         $   231,516
       Insurance commission                               45,660
                                                      ----------
           Net revenues                                  277,176

   Total operating expenses                              353,647
                                                      ----------
   Loss from operations                                  (76,471)

   Non-Operating Income (expense):
           Interest income                                   618
           Interest expense                               (4,950)
           Miscellaneous                                  22,612
                                                      ----------
   Loss before income taxes                              (58,191)

   Provision for income taxes                                800
                                                      ----------
   Net loss                                          $   (58,991)
                                                      ==========

                  The accompanying notes are an integral part of these consolidated financial statements.

                     KINGTHOMASON FINANCIAL SERVICES, INC.
                            STATEMENTS OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2000



  CASH FLOWS FROM OPERATING ACTIVITIES:
     Net Loss                                                   $   (58,991)
     Adjustments to reconcile net loss to net cash used in
     operating activities:
       Depreciation and amortization                                  8,526
       (Increase) / decrease in current
                    Commissions receivable                          (22,544)
                    Prepaid expenses                                  7,677
       Increase / (decrease) in current
                    Accrued expenses                                 10,406
                                                                   --------
        Net cash used in operating activities                       (54,926)
                                                                   --------
  CASH FLOWS FROM INVESTING ACTIVITIES
       Acquisition of property & equipment                           (2,926)
                                                                   --------
  CASH FLOWS FROM FINANCING ACTIVITIES:
       Net proceeds from Loans                                       (6,610)
       Proceeds from sale of common stock                            49,839
       Advance subscription                                               -
                                                                   --------
       Net cash provided by financing                                43,229
                                                                   --------

  NET DECREASE IN CASH & CASH EQUIVALENT                            (14,623)

  CASH & CASH EQUIVALENTS, BEGINNING BALANCE                         29,232
                                                                   --------
  CASH & CASH EQUIVALENTS, ENDING BALANCE                       $    14,609
                                                                   ========

                  The accompanying notes are an integral part of these consolidated financial statements.

                     KINGTHOMASON FINANCIAL SERVICES, INC.
                       STATEMENTS OF STOCKHOLDERS' DEFICIT
                      FOR THE YEAR ENDED DECEMBER 31, 2000


                                                 Common Stock                                        Total
                                      ----------------------------------------
                                      Number of                   Additional      Accumulated     Stockholders'
                                       shares       Amount     paid in capital      deficit          deficit
                                    -----------  ---------     ---------------    -----------    -------------

 Balance as on January 1, 2000          5,291    $  40,000     $       -           (75,586)      $ (35,586)

 Issuance of shares                 1,317,559       49,839             -                 -          49,839

 Net loss for the year                      -            -             -           (58,991)        (58,991)
                                   ----------     --------      --------------    ------------    ------------

 Balance, December 31, 2000         1,322,850    $  89,839     $       -          $(134,577)     $ (44,738)
                                   ==========     ========      ==============     ============   ============

                  The accompanying notes are an integral part of these consolidated financial statements.

                      KINGTHOMASON FINANCIAL SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000



1.      DESCRIPTION OF BUSINESS

KingThomason Financial Services, Inc. ("the Company") was incorporated in the state of California on April 7, 1999, to market and sell financial and estate planning services, asset management services and the sale of stocks, bonds and mutual funds.

Pursuant to a reorganization agreement dated December 31, 2000, KingThomason, Inc., a Nevada corporation, acquired one hundred percent (100%) of the common shares of the Company for 1,322,850 shares of KingThomason, Inc., (Nevada).


2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Use of estimates

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Commissions receivable

Commissions receivable represent amounts receivable from insurance companies for the commissions for insurance policies and annuities sold.

Property & Equipment

Property and equipment is carried at cost. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged to expense as incurred.

Income taxes

The Company has elected for federal income tax purposes, under the Internal Revenue Code and the State of California, to be an S-corporation. In lieu of corporation income taxes, the stockholders of an S-corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no income tax provision, other than the minimum franchise income tax for the State of California, has been recorded.

                      KINGTHOMASON FINANCIAL SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

Stock-based compensation

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The implementation of this standard did not have any impact on its financial statements.

Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Reporting segments

Statement of financial accounting standards No. 131, Disclosures about segments of an enterprise and related information (SFAS No. 131), which superceded statement of financial accounting standards No. 14, Financial reporting for segments of a business enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances. The implementation of this standard did not have a material impact on its financial statements.

Web site development costs

In March 2000, the Emergency Issues Task Force (EITF) of FASB issued its consensus under EITF-00-02. Per the consensus, certain costs incurred in the development of a Web site should be capitalized. According to the EITF, those costs incurred in developing a software program should be capitalized in accordance with Statement of Position (SOP) 98-1, "Accounting for the costs of Computer Software Developed or obtained for internal use". Capitalization of software development costs begins upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future revenues, estimated economic life, and changes in software and hardware technologies. The Company expenses web site development costs, which are allocated for preliminary project development, web site general and maintenance.

                      KINGTHOMASON FINANCIAL SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

Costs of start-up activities

In April 1998, the ASEC of AICPA issued SOP No. 98-5, "Reporting on the costs of start-up activities", effective for fiscal years beginning after December 15, 1998. SOP 98-5 requires the costs of start-up activities and organization costs to be expensed as incurred. The implementation of this standard did not have a material impact on its financial statements.

Revenue Recognition

Revenue is recognized when earned. Commission income is recognized as of the effective date of the policy. Adjustments to commissions are recognized in the year in which they occur. Cost of revenue includes direct costs to market and sell various products. Research and development costs are expensed as incurred.

During the year ended December 31, 2000, the Company earned commission on securities transaction consummated through a Broker Dealer. The securities commission and related revenue and expense associated with the Company's securities business are recorded on a settlement date basis.

Allowance for doubtful accounts

In determining the allowance to be maintained, management evaluates many factors including industry and historical loss experience. The allowance for doubtful accounts is maintained at an amount management deems adequate to cover estimated losses. The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required.

Advertising

The Company expenses advertising costs as incurred.

Accounting developments

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133 "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded on the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS No. 133, as amended by SFAS No. 137 and SFAS No. 138, is effective for fiscal quarters of fiscal years beginning after June 15, 2000. This statement is not applicable to the Company.

                     KINGTHOMASON FINANCIAL SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

In June 1999, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 136, "Transfer of Assets to a Not-for-Profit Organization or Charitable Trust that Raises or Holds Contributions for Others." This statement is not applicable to the Company.

In June 1999, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 137, "Accounting for Derivative Instruments and Hedging Activities." The Company does not expect the adoption of SFAS No. 137 to have a material impact, if any, on its financial position or results of operations.

In June 2000, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 138, "Accounting for Certain Instruments and Certain Hedging Activities." This statement is not applicable to the Company.

In June 2000, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 139, "Rescission of FASB Statement No. 53 and Amendments to
Statements No. 63, 89, and 121." This statement is not applicable to the Company.

In September 2000, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of FASB Statement No. 125." This statement is not applicable to the Company.

In December 1999, the Securities and Exchange Commission (the "SEC") issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." SAB No. 101 summarizes the SEC's views on the application of GAAP to revenue recognition. In June 2000, the SEC released SAB No. 101B that delays the implementation date of SAB 101 until no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. The Company has reviewed SAB No. 101 and believes that it is in compliance with the SEC's interpretation of revenue recognition.

In March 2000, the FASB issued FASB Interpretation No. 44 ("FIN 44") "Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25". FIN 44 clarifies the application of Opinion 25 for (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence for various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain provisions cover specific events that occur after either December 15, 1998,or January 12, 2000. The adoption of certain other provisions of FIN 44 prior to March 31, 2000 did not have a material effect on the financial statements. The Company does not expect that the adoption of the remaining provisions will have a material effect on the financial statements.

                      KINGTHOMASON FINANCIAL SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

3.      PROPERTY AND EQUIPMENT

                Furniture, fixtures and Equipment               $   51,190
                Less: Accumulated depreciation                      11,504
                                                                ----------
                                                                $   39,686
                                                                ==========


4.      DUE TO AFFILIATES

Due to affiliates represents amount receivable payable to affiliates (related through common ownership). The amounts is due on demand, interest free and unsecured.


5.      NOTES PAYABLE

The Company has a note payable amounting to $72,240 as on December 31, 2000. The note is payable by December 15, 2004. The note is unsecured and bears an interest rate of 5.8% per year. Per the agreement, the note will be forgiven at 25% per year of the outstanding amount, subject to the Company meeting certain production requirements. Following is the maturity schedule of the note:

                      Year ended December 31,                Amount
                      ----------------------               ----------

                              2001                        $   18,060
                              2002                            18,060
                              2003                            18,060
                              2004                            18,060
                                                           ----------
                             Total                        $   72,240


6.      STOCKHOLDERS' EQUITY

During 2000, the Company issued 1,317,559 shares for $49,839. On December 31, 2000, the stockholders of the Company authorized a reverse stock split of the Company's common stock in the ratio up to one share for 7.56. Such reverse split became effective in December 2000. The net loss per common share has been restated to retroactively effect a reverse stock split. After the reverse split, there were 1,322,850 shares outstanding.


7.      ACQUISITION OF THE COMPANY

Effective December 31, 2000, KingThomason, Inc., a Nevada Corporation, acquired all of the outstanding stock of the Company and following other affiliates:

KingThomason, Inc (California).

                      KINGTHOMASON FINANCIAL SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

KingThomason Insurance Marketing, Inc.

KingThomason National Limousine Program, Inc.

KingThomason Credit Card Services, Inc.

KingThomason Franchising, Inc.

KingThomason Insurance Company, Inc. (KTIC):

KingThomason Independent Mortgage, Inc. (KTIMI):

KingThomason Asset Management, Inc. (KTAM):

KingThomason Investment Card, Inc. (KTICI):


The acquisition was consummated by issuance of 1,322,850 new capital shares to the shareholders of each company. The KingThomason, Inc., (Nevada) issued a total of 13,228,500 shares for acquisition of these companies. The acquisition has been accounted for as a purchase and treated as a reverse acquisition since the former owners of subsidiaries controlled 100% of the total shares of common stock of KingThomason, Inc., (Nevada) outstanding immediately following the acquisition on December 31, 2000.


8.        MAJOR CUSTOMER

During the year ended December 31, 2000, a majority of the Company's securities commission income was from one major service provider, which accounted for approximately 85% of total securities commission income. The Company extends credit to its customers based upon its assessment of their credit worthiness and generally does not require collateral. Credit losses have not been significant.


9.      SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid $0 for income tax in the year ended December 31, 2000. The Company paid $ 0 for interest during the year ended December 31, 2000.

The Cash flow statements do not include effect of reverse stock split.

                      KINGTHOMASON FINANCIAL SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

10.     COMMITMENTS

The company leases its office facility under a five-year lease which commenced July 15, 1999. Monthly rental under the lease is $7,677. Minimum annual rentals for five years subsequent to December 31, 2000 are as follows:

                      Year ended December 31               Amount
                             2001                        $ 92,127
                             2002                          92,127
                             2003                          92,127
                             2004                          61,418
                                                         --------
                            Total                       $ 337,799
                                                         --------

11.     SUBSEQUENT EVENT

King Thomason, Inc (the parent company) (KTI) agreed on January 15, 2001, to merge with KingThomason Group, Inc. (a Nevada Company) ("KTGNV"). KTGNV was organized in accordance with the General Corporation Act of the State of Nevada on November 8, 2000, for the purpose of merging with KTI. KTGNV has no business operations or significant capital and could be dissolved within 18 months by a vote of the majority of its common stockholders, should the merger with KTI does not occur. KTGNV is a development-stage company.

After the merger, KTGNV will be the surviving corporation (Survivor), but KTI will elect all directors and officers of the Survivor. All currently outstanding stock of KTI will be cancelled and converted into 13,312,500 shares of Common Stock of KTGNV.

The merger is contingent upon the effectiveness of the registration statements, and upon the stockholders of KTI and KTGNV approving the proposed merger. Upon completion of the proposed merger, KTI will own 13,312,500 shares of Common Stock of KTGNV or 88.75% of its voting shares

                                   APPENDIX A

                               AGREEMENT OF MERGER

        This Agreement of Merger ("the Agreement") is made and entered into as of January 15, 2001, by and among The KingThomason Group, Inc., a Nevada corporation ("the Company"); KingThomason, Inc., a Nevada corporation ("KingThomason"); and SuperCorp Inc., an Oklahoma corporation ("SuperCorp").

        WHEREAS, the Directors of the Company and the Directors of KingThomason have each agreed to submit to their respective stockholders, for such stockholders' approval or rejection, the merger of KingThomason into the Company ("the Merger") in accordance with the provisions of the Nevada General Corporation Act, other applicable law and the provisions of this Agreement; and

        WHEREAS, SuperCorp is the controlling stockholder of the Company;

        NOW, THEREFORE, in consideration of the promises, undertakings and mutual covenants set forth herein, the Company, KingThomason, and SuperCorp agree as follows:

        1. Merger;  Effective Date. Pursuant to the terms and provisions of this
           -----------------------
Agreement and of the Nevada General Corporation Act, and subject to the prior approval by the stockholders of each of the Company and KingThomason, KingThomason shall be merged with and into the Company, as confirmed by the filing by the Company of a certified copy of this Agreement, a certificate of merger, or articles of merger with the Secretary of State of the State of Nevada ("the Effective Date"). The Company shall be the surviving corporation ("the Surviving Corporation"). The Company and KingThomason shall be referred to hereinafter collectively as the "Constituent Corporations." On the Effective Date, the separate existence and corporate organization of KingThomason, except insofar as it may be continued by statute, shall cease and the Company shall continue as the Surviving Corporation, which shall succeed, without other transfer or further act or deed whatsoever, to all the rights, property and assets of the Constituent Corporations and shall be subject to and liable for all the debts and liabilities of each; otherwise, its identity, existence, purposes, rights, immunities, properties, liabilities and obligations shall be unaffected and unimpaired by the Merger except as expressly provided herein. This Agreement supersedes all previous agreements among the parties hereto relating to the Merger.

        2. Articles of Incorporation  and Bylaws.  The Articles of Incorporation
           -------------------------------------
and Bylaws of the Surviving Corporation shall be the Articles of Incorporation and Bylaws of the Company as in effect on the Effective Date.

        3. Directors.  The directors of KingThomason on the Effective Date shall
           ---------
become the directors of the Surviving Corporation from and after the Effective Date, who shall hold office subject to the provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation, until their successors are duly elected and qualified.

        4. Officers.  The officers of  KingThomason  on the Effective Date shall
           --------
become the officers of the Surviving Corporation from and after the Effective Date, subject to such powers with respect to the designation of officers as the directors of the Surviving Corporation may have under its Articles of Incorporation and Bylaws.

        5. Manner of Conversion.  The manner of converting the shares of capital
           --------------------
stock of the Constituent Corporations into shares of the Surviving Corporation shall be as follows:

               5.1. The shares of capital stock of KingThomason which shall be issued and outstanding on the Effective Date shall, on the Effective Date, be cancelled and exchanged for 13,312,500 shares of common stock ("the Merger Shares") of the Company.

               5.2. There shall be 1,312,500 shares of Common Stock, $0.001 par value, of the Company issued and outstanding prior to the Effective Date ("the Spinoff Shares") and held of record by SuperCorp, which shares shall, on the Effective Date, continue to be outstanding and which shall be distributed by the record holder thereof, SuperCorp, to its stockholders ("the Spinoff").

               5.3 There shall be 375,000 shares of Common Stock of the Company issued and outstanding prior to the Effective Date and held by T.K. King II or his designees or assignees ("the Consultant's Shares"), which shares, on the Effective Date, shall continue to be issued and outstanding.

               5.4 There shall be no options or warrants to purchase shares of Common Stock of the Company or KingThomason outstanding on the Effective Date.

        6.  Representations  and  Warranties.  SuperCorp and the Company jointly
            --------------------------------
represent and warrant to, and agree with, KingThomason that:

               6.1 The Company has been duly organized and is validly existing under the Nevada General Corporation Act. The Company has no subsidiary and does not own an equity interest in any entity.

               6.2 The authorized capital of the Company is 50,000,000 shares of capital stock, which is of two classes as follows:

                                           Number of            Par value
        Class         Series                Shares              of Shares
        ------        ------              ----------            ---------
        Common        None                40,000,000            $0.001
        Preferred     To be designated    10,000,000            $0.001
                      by the directors

               6.3 As of the Effective Date but immediately before giving effect to the Merger, the Company has outstanding capital as follows: 1,687,500 shares of Common Stock, $0.001 par value. No other shares, options, warrants or any rights to acquire the Company's capital stock will be issued and outstanding as of the Effective Date but immediately before giving effect to the Merger. The shares of common stock to be issued in connection with the Merger, when issued, delivered and sold, will be duly and validly issued and outstanding, fully paid and non-assessable, will not have been issued in violation of or subject to any preemptive or similar rights and will be free from any lien, charge, encumbrance or other security interest or third party right or interest.

               6.4 The Company has no liabilities or obligations, whether absolute, contingent or otherwise.

               6.5 As of the Effective Date, the financial statements of the Company shall not vary in any particular from the Company's financial statements that appear in the registration statement described in paragraph 7 below.

               6.6 As of the Effective  Date,  the Merger and the Agreement will
have  been  duly  authorized  and  approved  by  the  Company's   directors  and
stockholders.

               6.7 The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the United States Investment Company Act of 1940, as amended.

        7.  Conditions  of  KingThomason's   Obligations.   The  obligations  of
            --------------------------------------------
KingThomason to complete the Merger as provided herein shall be subject to the accuracy of the representations and warranties of SuperCorp and the Company herein contained as of the Effective Date, to the performance by the Company and SuperCorp of their obligations hereunder and to the following additional conditions:

               7.1 The Merger Shares and the Spinoff Shares of common stock of the Company to be distributed pursuant to the provisions of paragraph 5.1 and
5.2 above shall, prior to the distribution thereof, be registered pursuant to the provisions of the Securities Act of 1933, as amended, by virtue of the filing of the appropriate registration statements with the U.S. Securities and Exchange Commission.

               7.2 SuperCorp shall have distributed the Spinoff Shares to an escrow agent, as described in the registration statements filed with the SEC.

               7.3 The directors and the stockholders of KingThomason are free to approve or disapprove the Merger in their full discretion.

        8. Tax Treatment.  The merger of the Company and  KingThomason  shall be
           -------------
accomplished as a tax-free reorganization.

        9.  Certificate  of  Merger.  Upon the  approval  of the  Merger  by the
            -----------------------
stockholders of the Company and of KingThomason, the officers of the Company shall file with the Secretary of State, State of Nevada either a certified copy of this Agreement, a Certificate of Merger, or other required filing containing terms and provisions consistent with this Agreement of Merger; provided, however, that at any time prior to the filing of this Agreement (or a certificate in lieu thereof) with the Secretary of State, State of Nevada, the Agreement may be terminated by the board of directors of KingThomason notwithstanding approval of this Agreement by the stockholders of KingThomason or of the Company.

                                        The KingThomason Group, Inc., a Nevada
                                        corporation


                                        By:/s/ John E. Adams
                                           ----------------------------
                                               John E. Adams, President

                                        KingThomason, Inc., a Nevada corporation


                                        By:/s/ T.E. King III
                                           ----------------------------
                                               T.E. King III, President

                                        SuperCorp Inc.


                                        By:/s/ John E. Adams
                                           ----------------------------
                                               John E. Adams, President

        Supplement to  Prospectus,  Filing of Form 8-K and  Prospectus  Stickers
        ------------------------------------------------------------------------
Concerning  Proposed  Merger.  Should the proposed  merger  described  herein be
----------------------------
approved by the requisite stockholder vote and become effective, The Group will file a supplement to the Prospectus and a Form 8-K with the Commission, and insert a box on the front cover of all copies of the Prospectus, in which box will be the effective date of the merger.

UNTIL _____________________, 2001 (90 DAYS AFTER THE EFFECTIVE DATE OF THE MERGER), ALL DEALERS EFFECTING TRANSACTIONS IN THESE SECURITIES MAY BE REQUIRED TO DELIVER A PROSPECTUS.

                                     PART II

Other Expenses of Issuance and Distribution.
-------------------------------------------

        The following are all expenses of this issuance and distribution. There are no underwriting discounts or commissions. None of the expenses are being paid by the distributing security holder, SuperCorp Inc. All expenses set forth below as well as additional expenses of $56,600 incurred in connection with the proposed merger described herein are being paid by KingThomason, Inc., the company with which the Registrant proposes to merge.

               Item                                       Amount
               ----                                       ------

        Registration fees                                $     50
        Escrow agent's fee                                    500
        Filing expenses (EDGAR)                             4,000
        Stock transfer agent's fee                          4,000
        Printing and engraving                              3,000
        Postage                                             1,800
        Legal                                              20,000
        Accounting and auditors                             4,000
        Moody's OTC Industrial Manual
               publication fee                              2,300
                                                         --------
               Total Expenses                            $ 39,700

Indemnification of Directors and Officers.
-----------------------------------------

        There is set forth in the Prospectus under "Terms of the Transaction -Indemnification for Securities Act Liabilities" a description of the laws of the State of Nevada with respect to the indemnification of officers, directors, and agents of corporations incorporated in the State of Nevada.

        Both the company and KingThomason, Inc. have articles of incorporation and bylaws provisions that insure or indemnify, to the full extent allowed by the laws of the State of Nevada, directors, officers, employees, agents or persons serving in similar capacities in other enterprises at the request either of the company or KingThomason, Inc., as the case may be.

        To the extent of the indemnification rights provided by the State of Nevada statutes and provided by the company's and KingThomason, Inc.'s articles of incorporation and bylaws, and to the extent of KingThomason, Inc.'s and the company's abilities to meet such indemnification obligations, the officers, directors and agents of KingThomason, Inc. or the company would be beneficially affected.

Recent Sales of Unregistered Securities.
---------------------------------------

        On November 8, 2000, the Registrant issued 1,312,500 shares of its common stock to its corporate parent, SuperCorp, Inc., an Oklahoma corporation, for a cash consideration of $1,312.50, or $0.001 a share, and on November 8, 2000, issued 375,000 shares of its common stock to T.E. King II for a cash consideration of $375, or $0.001 a share.

Services Rendered by Insiders.
-----------------------------

        Mr. King may be deemed to be an "insider" or "promoter" in connection with his purchase of 375,000 shares of common stock of the Registrant for $375, or $0.001 a share. He also performed services for the Registrant and SuperCorp Inc.

        Mr. King's services consisted of introducing KingThomason to SuperCorp in August 2000 and in advising KingThomason of the advantages to it of entering into the Agreement of merger with the company (see "Appendix A - Agreement of merger").

        There was no underwriter, and none of the above-described securities were offered to any persons other than the present holders of these securities.

        The securities were not registered under the Securities Act of 1933 in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and by Regulation D, Rule 506.

Exhibits and Financial Statement Schedules.
------------------------------------------

        Separately bound but filed as part of this Registration Statement are the following exhibits:

        Exhibit                              Item
        -------                              ----

         2       -    Agreement  of  Merger  of January 15,  2001,  between  The
                         KingThomason Group, Inc. and KingThomason, Inc.

         3.1     -    Articles of Incorporation of The KingThomason Group, Inc.

         3.2     -    Bylaws of The KingThomason Group, Inc.

         3.3     -    Articles of  Incorporation of KingThomason, Inc., a Nevada
                         corporation

         3.4     -    Bylaws of KingThomason, Inc., a Nevada corporation

         5       -    Opinion of  Thomas J. Kenan, Esq.,  as to the  legality of the securities covered by the Registration Statement.

         8       -    Opinion  of Thomas J. Kenan, Esq.,  as to tax  matters and tax consequences.

        10       -    Escrow  Agreement  among  The  KingThomason  Group,  Inc.;
                         SuperCorp Inc.; and BancFirst, N.A. of Oklahoma City, Oklahoma. (To be filed by amendment.)

        10.1     -    2000 stock Option Plan adopted by KingThomason, Inc.

        10.2     -    Representative  agreement  among certain  stockholders
                         of SuperCorp relating to compliance with SEC Rule 419.

        10.3     -    Royalty   Agreement   for   Association   Program  between
                         KingThomason Financial Services, Inc., a California corporation, and California Restaurant Association, a California not-for-profit corporation.

        10.4     -    Payor Agreement  between KingThomason, Inc.,  a California corporation,  and  California  Foundation  for  Medical
                         Care.

        10.5     -    Executive  General  Agent  Agreement between  KingThomason
                         Insurance  Company,  Inc.  and   Jefferson  Pilot  Life
                         Insurance Company.

        10.6     -    Payor Agreement between  KingThomason, Inc. (National Limo
                         Group) and California Foundation for Medical Care.

        23       -    Consent of  Thomas J. Kenan, Esq. to  the reference to him as an attorney who has passed upon certain information contained in the Registration Statement.

        23.1     -    Consent of Kabani & Company, Inc., independent auditors of
                         KingThomason, Inc., a California corporation.

        23.2     -    Consent of Kabani & Company, Inc., independent auditors of
                         KingThomason, Inc., a Nevada corporation.

        23.3     -    Consent of Kabani & Company, Inc., independent auditors of
                         KingThomason Financial Services, Inc.

        23.4     -    Consent of  Hogan & Slovacek,  independent auditors of The
                         KingThomason Group, Inc.

        23.5     -    Consent  of T.E. King III  to serve as a  director of  The
                         KingThomason Group, Inc. should the proposed merger with KingThomason, Inc. become effective.

        23.6     -    Consent  of Tom Thomason  to serve  as a  director  of The
                         KingThomason Group, Inc. should the proposed merger with KingThomason, Inc. become effective.

        Undertakings.
        ------------

        The Group, Inc. will:

               1.  File,   during  any  period  in  which  it  offers  or  sells
securities, a post-effective amendment to this Registration Statement to:

                      (a) include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

                      (c)    include  any   additional   or   changed   material
                             information on the plan of distribution.

               2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

               3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

               4. File a post-effective amendment to the registration statement to include any financial statements required by Regulation 210.3-19 under the Securities Act of 1933 at the start of a delayed offering or throughout a continuous offering.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the Act") may be permitted to directors, officers and controlling persons of The Group, Inc. pursuant to the foregoing provisions, or otherwise, The Group, Inc. has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by The Group, Inc. of expenses incurred or paid by a director, officer or controlling person of The Group, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, The Group, Inc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The Group, Inc. hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject to and included in the Registration Statement when it became effective.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oklahoma City, Oklahoma.

Date:  May 11, 2001                         THE KINGTHOMASON GROUP, INC.



                                            By/s/ John E. Adams
                                                  ------------------------
                                                  John E. Adams, president


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Date:  May 11, 2001                         /s/ John E. Adams
                                                --------------------------
                                                John E.  Adams,  president, sole
                                                director,  principal   financial
                                                officer,      and     authorized
                                                representative of the Registrant

                         FULLER, TUBB, POMEROY & STOKES
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      201 ROBERT S. KERR AVENUE, SUITE 1000
                             OKLAHOMA CITY, OK 73102
G. M. FULLER (1920-1999)                                  TELEPHONE 405-235-2575
JERRY TUBB                                                FACSIMILE 405-232-8384
DAVID POMEROY
TERRY STOKES
     -----

OF COUNSEL:
MICHAEL A. BICKFORD
THOMAS J. KENAN
ROLAND TAGUE
BRADLEY D. AVEY

                                  May 14, 2001




Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, DC   20549

                                    Re:   Form SB-2 registration statement filed
                                          by a new registrant,  The KingThomason
                                          Group, Inc.

Gentlemen:

        In accordance with the provisions of Regulation S-T, the undersigned, as counsel to The KingThomason Group, Inc., the issuer, files the issuer's Form SB-2 registration statement.

        There is also being filed, contemporaneously with this filing, a Form S-4 registration statement by the same issuer. Both registration statements, the Form SB-2 and Form S-4, relate to the same transaction and, in the opinion of the undersigned, would most appropriately be reviewed by the same staff person of the Division of Corporation Finance.

        The transaction consists of two parts, a merger (the Form S-4) and a spinoff (the Form SB-2).

        The registrant is a newly organized corporation without substantial assets and a majority-owned subsidiary of SuperCorp Inc., a corporation which proposes to distribute to its 600 shareholders some of the shares of the company resulting from the merger.

        Supplemental materials have been prepared and will be forwarded as soon as I am advised who is examining the registration statement.

        Please contact the undersigned regarding any questions concerning the above. You are requested to communicate with me either by telephone (405-235-2575) or, in the instance of written communications, by fax (405-232-8384) followed by a mailed copy of the faxed transmissions, or by e-mail (kenan@ftpslaw.com).

                                   Sincerely,

                                   /s/ Thomas J. Kenan

                                   Thomas J. Kenan
                                   e-mail:  kenan@ftpslaw.com

TJK:sa
Enclosure

cc:     John E. Adams
        T.E. King III
        Ed Bolka, C.P.A.
        Hamid Kabani, C.P.A.